AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER, (this "Agreement") dated as of September 12, 1995 by and among Whitman Medical Corp., a New Jersey corporation ("Whitman"), Whitman Medical Acquisition Corporation, a Delaware corporation ("Acquisition") and MDJB, Inc., a Colorado corporation ("MDJB").

                                        RECITALS

        WHEREAS, the Boards of Directors of MDJB, Whitman and Acquisition deem it advisable and in the best interests of the shareholders of such corporations to effect the merger of MDJB with and into Acquisition (the "Merger") pursuant to this Agreement;

                                       AGREEMENT

        NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                       ARTICLE I

                          THE MERGER AND RELATED TRANSACTIONS

        1.1 Effective Time of the Merger. Subject to the provisions of this Agreement, certificates of merger (the "Certificates of Merger"), shall be duly prepared, executed and acknowledged by Acquisition and such other parties as may be appropriate and thereafter simultaneously delivered to the Secretary of State of the State of Colorado for filing, as provided in the Colorado Business Corporation Act (the "CBCA") and the Secretary of State of the State of Delaware for filing, as provided in the Delaware General Corporation Law ("DGCL"), respectively, as soon as practicable on or after the Closing Date. The Merger shall become effective upon the filing of the Certificates of Merger with the Secretary of State of the State of Colorado and the Secretary of State of the State of Delaware, respectively, or at such time thereafter as is provided in the Certificates of Merger (the "Effective Time").

        1.2 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., as soon as practicable after the closing conditions set forth in Articles VIII, IX and X have been met or waived, at the offices of Robinson, St. John & Wayne, Two Penn Plaza East, Newark, New Jersey, unless another time, date or place is agreed to in writing by the parties hereto.



        1.3     Effects of the Merger.

                (a) At the Effective Time, (i) the separate existence of MDJB shall cease and MDJB shall be merged with and into Acquisition and Acquisition, as the surviving corporation in the Merger under the name "Whitman Medical Acquisition Corporation" shall continue its corporate existence under the laws of the State of Delaware, (ii) the Certificate of Incorporation of Acquisition as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation after the Effective Time and thereafter may be amended or repealed as provided by law (provided that by virtue of the Merger, Article III of such Certificate of Incorporation shall be amended to change the name of Acquisition to a name selected by Whitman following the Effective Time and (iii) the By-laws of Acquisition as in effect immediately prior to the Effective Time shall be the By-laws after the Effective Time and thereafter may be amended or repealed in accordance with its terms, the Certificate of Incorporation of Acquisition and as provided by law.

                (b) At and after the Effective Time, the Merger will have the effects set forth in Section 106 of the CBCA and Section 259 of the DGCL.

        1.4 Absence of Control. Subject to any specific provisions of this Agreement, it is the intent of the parties that Acquisition and Whitman by reason of this Agreement shall not (until consummation of the transactions contemplated hereby) control, and shall not be deemed to control, directly or indirectly, MDJB or any of its Subsidiaries and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of MDJB or any of its Subsidiaries.

                                       ARTICLE II

                                      DEFINITIONS

        2.1 Defined Terms. As used herein, the terms below shall have the following meanings. Any of these terms, unless the context otherwise requires, may be used in the singular or plural depending upon the reference.

        "Accounts" shall mean all accounts, account receivable, other receivables, contract rights, chattel paper, insurance claims and proceeds and notes receivable of MDJB.

        "Accreditations" shall mean accreditations, licenses, permits, certifications, approvals, and other governmental and regulatory authorizations required under all laws, rules and regulations applicable to or affecting MDJB or the Institution as described in Schedule 5.31 exclusive of the Certification.

        "Acquisition" is defined in the introduction to this Agreement.




        "Application" shall mean the U.S. Department of Education application for Institutional Participation, ED Form: E40-34P, [Expiration Date _/9_.]

        "Books and Records" shall mean all records pertaining to the assets, liabilities, customers, or suppliers of MDJB (including the corporate minute book, corporate tax returns, stock ledger and related items).

        "Certification" shall mean certification by the U.S. Department of Education for institutional participation in the programs of student financial assistance pursuant to Title IV of the Higher Education Act of 1965, as amended.

        "Claims" shall mean with respect to MDJB and any Subsidiary, all claims, causes of action, chooses in action, rights of recovery and rights of set-off of whatever kind or description.

        "Closing Date Balance Sheet" shall mean the consolidated balance sheet of MDJB as of the closing date to be delivered to Acquisition within thirty (30) days of the Closing Date.

        "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

        "Colorado Tech" shall mean Colorado Technical University, Inc., a Colorado corporation and wholly-owned Subsidiary of MDJB.

        "Condition Subsequent" shall have the meaning set forth in Section 7A.4 hereof.

        "Contract" shall mean with respect to MDJB or any Subsidiary any of the agreements, contracts, leases, notes, loans, evidence of indebtedness, purchase orders, letters of credit, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, instruments, obligations, commitments to which MDJB or any Subsidiary is a party or to which any of its assets are subject, whether oral or written express or implied.

        "Contract Rights" shall mean with respect to MDJB or any Subsidiary all of MDJB's or any Subsidiary's rights and obligations under the Contracts.

        "ED" shall mean the U.S. Department of Education.

        "ED Certification Period" shall have the meaning set forth in Section 7A.4 hereof.

        "Encumbrances" shall mean any claim, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance or other right of third parties.

        "Escrow Portion" shall have the meaning set forth in Section 3.2 hereof. "Facilities" shall have the meaning set forth in Section 5.20.

        "Facility Leases" shall mean all of the Leases of Facilities listed on
Schedule 5.20.

        "Financial Statements" shall have the meaning ascribed thereto in
Section 5.08 hereof.

        "Fixtures and Equipment" shall mean all of the furniture, fixtures, furnishings, machinery and equipment, spare parts, supplies, vehicles and other tangible personal property owned by MDJB as of the Balance Sheet Date plus all additions, replacements or deletions since the Balance Sheet Date in the ordinary course of MDJB's or any Subsidiary's business.

        "Fractional Share Consideration" shall have a meaning ascribed thereto in Section 3.1(d) hereof.

        "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time.

        "Guaranty Agency" shall mean a state or private nonprofit organization that has an agreement with the Secretary under which it administers a loan program under Title IV, and including, without limitation, the Colorado Student Loan Program, United Student Aid Fund, and Higher Education Assistance Agency.

        "HEA" shall mean the Higher Education Act of 1965, as amended, 20 U.S.C. 1001 et seq.

        "Institutional Accrediting Agency" shall mean the accrediting agency that grants the Colorado Tech institutional accreditation and that Acquisition has declared prior to Closing will be the Colorado Tech institutional accreditor.

        "Institution" shall mean the educational institution operated by Colorado Tech located in Colorado Springs, Colorado.

        "Insurance Policies" shall mean with respect to MDJB the insurance policies set forth on Schedule 5.33 hereto.

        "Interim Financial Statements" shall have the meaning ascribed thereto in Section 5.08 hereof.

        "Intellectual Property" shall have the meaning ascribed thereto in
Section 5.19 hereof.

        "Inventory" shall mean all of MDJB's and any Subsidiary's inventory and supplies and all other materials utilized in connection with the conduct of its business operation.




        "Leasehold Estates" shall mean all of MDJB's and any Subsidiary's rights and obligations as lessee under the Leases and all leasehold improvements.

        "Leases" shall mean all of the leases of MDJB and any Subsidiary's listed on the Schedules hereto and all other leases relating to the Purchased Assets which are not required to be scheduled pursuant to this Agreement.

        "Material Adverse Effect" shall mean with respect to MDJB or Whitman, as appropriate in the context, a material adverse effect on (i) its assets, the business or the condition (financial or otherwise), properties, liabilities, reserves, working capital, earnings, technology, Prospects or relations with customers, suppliers, distributors, employees or regulators of such entity or any Subsidiary or (ii) the right or ability of such entity to consummate the transactions contemplated hereby.

        "Merger Consideration" shall have the meaning set forth in Section 3.2 hereof.

        "MDJB Common Stock" shall mean the common stock, no par value per share of MDJB.

        "MDJB Shareholders' Meeting" shall mean the special meeting of Shareholders of MDJB to consider and vote upon the Merger contemplated by this Agreement.

        "Other Rights" shall mean all assignable or conveyable rights under licenses, permits, approvals, qualifications or the like relating directly or indirectly to the business of MDJB issued or to be issued prior to the Closing by any government or by any governmental unit, agency, body or instrumentality whether Federal, State, local, foreign or other.

        "Per Share Stock Consideration" shall have the meaning ascribed thereto in Section 3.2 hereto.

        "Permits" shall mean all licenses, permits and other governmental authorizations necessary to carry on the business MDJB and any Subsidiary as presently conducted and as proposed to be conducted.

        "Prospects" shall mean, with respect to MDJB or Whitman, as appropriate in the context, and any Subsidiary taken as a whole, the future of MDJB's or Whitman's business based upon MDJB's or Whitman's business plans or other projections and shall not mean the expectations of the other party.

        "Rescission Right" shall have the meaning set forth in Section 7A.4 hereof.

        "Registration Statement" or "S-4" shall mean the registration statement to be filed with the U.S. Securities and Exchange Commission on Form S-4 to register 1,250,000 Shares of Whitman Common Stock for distribution in accordance with Articles III and IV hereof.

        "Stockholders" shall mean the stockholders of MDJB.

        "Subsidiary" means any corporation, association or other entity in which MDJB or Whitman, as appropriate in the context, controls, directly or indirectly 50% or more of the outstanding securities or 50% or more of the total equity interest of such entity.

        "Tax" or "Taxes" shall mean all federal, state, local, foreign and other taxes, assessments or other government charges, including, without limitation, income, estimated income, business, occupation, franchise, property, sales, transfer, use, employment, commercial rent or withholding taxes, including interest, penalties and additions in connection therewith for which MDJB or any Subsidiary may be liable.

        "Title IV Programs" shall mean the programs of student financial assistance in effect under Title IV of the Higher Education Act of 1965, as amended.

        "Vehicles" shall mean all automobiles and other vehicles listed on
Schedule 5.24 attached hereto.

        "Whitman Common Stock" shall mean the registered common stock, no par value per share, of Whitman.

        "Whitman Shareholders' Meeting" shall mean the special meeting of the Shareholders of Whitman to consider and vote upon the Merger contemplated by this Agreement.

                                      ARTICLE III

                              MANNER OF CONVERTING SHARES

3.1     Conversion.

        (a) Subject to the provisions of this Article III and of Article I, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of each of Acquisition and MDJB shall be converted as follows:

                (i) Each of the shares of capital stock of Acquisition issued and outstanding immediately prior to the Effective Time shall remain outstanding;

                (ii)    Subject to the provisions of  Section 3.3, each share of



MDJB Common Stock, no par value per share (collectively, the "Shares") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Per Share Stock Consideration; and

                (iii) Each outstanding share of MDJB Common Stock as to which a written notice of election to dissent is filed in accordance with Title 7-113 of the CBCA at or prior to the Stockholders' Meeting and not withdrawn at or prior to the Stockholders' Meeting and which is not voted in favor of the Merger shall not be converted into or represent a right to receive Whitman Common Stock hereunder unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost his or her right to appraisal of and payment for his or her MDJB Common Stock under such Title, at which time his or her shares shall be converted into Whitman Common Stock as set forth in Section 3.1(a) (ii). All such shares of MDJB Common Stock as to which such a written demand for appraisal is so filed and not withdrawn at or prior to the time of such vote and which are not voted in favor of the Merger are herein called "Dissenting Stock." MDJB shall give Whitman prompt notice upon receipt by MDJB of any written demands for appraisal rights or withdrawal of such demands, and MDJB shall give Whitman the opportunity to direct all negotiations and proceedings with respect to such demands. MDJB shall not voluntarily make any payment with respect to any demands for appraisal rights and shall not, except with the prior written consent of Whitman, settle or offer to settle any such demands. Each holder of MDJB Common Stock who becomes entitled, pursuant to provisions of said Title 7-113, to payment for his or her shares of MDJB Common Stock under the provisions of said title shall receive the fair market value (as determined pursuant to Title 7-113) for each share of Dissenting Stock in payment therefor from Whitman and such shares of MDJB Common Stock shall be canceled.

        (b) The calculations of the computations required by this Article III shall be prepared by Whitman prior to the Closing date and shall be set forth in a statement furnished to MDJB not later than one day prior to Closing showing in reasonable detail the manner of calculation.

        (c) Each of the shares of MDJB capital stock held by Whitman or any of its wholly owned Subsidiaries or MDJB or any of its wholly owned Subsidiaries shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

        (d) Subject to the terms of Section 3.2 hereof, each holder of shares of MDJB Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Whitman Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Whitman Common Stock multiplied by the closing price of the Whitman Common Stock on the trading day immediately preceding the Closing as reported by the American Stock Exchange (the "Fractional Share Consideration"). No such holder will be entitled to dividends, voting rights or any other rights as a stockholder in respect of any fractional share.

        (e) At the Effective Time, the stock transfer books of MDJB shall be closed as to holders of MDJB Common Stock and no transfer of MDJB Common Stock by any such holder shall thereafter be made or recognized. If, after the Effective Time, certificates are properly presented in accordance with Article IV of this Agreement to Whitman's stock transfer agent or such other agent as the parties may agree (the "Exchange Agent"), such certificates shall be canceled and, subject to the terms of Section 3.2 and Article 7A hereof, exchanged for certificates representing the number of whole shares of Whitman and a check representing the amount of cash for fractional shares, if any, into which the MDJB Common Stock represented thereby was converted in the Merger.

        3.2     Conversion of MDJB Common Stock.   A.  Subject to Section 3.3,
each share of MDJB Common Stock outstanding at the Effective Time shall be converted into the right to receive the product of (i) 1,250,000 shares of Whitman Common Stock multiplied by (ii) the number of shares owned by a MDJB Stockholder divided by the total number of MDJB shares outstanding ("Per Share
Stock Consideration").   Schedule 3.2 hereto sets forth the allocation of the
Per Share Stock Consideration to each of the MDJB Stockholders including the cash payments to such Stockholders representing the Fractional Share Consideration to each Stockholder.

                        B. On the Closing Date, the Per Share Stock Consideration and the Fractional Share Consideration shall be deemed issued to the Stockholders of MDJB in accordance with the allocations set forth in
Schedule 3.2 and in the manner provided in Article IV hereof (collectively, the "Merger Consideration"). Each of Whitman, Acquisition, MDJB and the Stockholders hereby acknowledge and agree that notwithstanding the terms of
Article IV hereof, pending the satisfaction of the Condition Subsequent (as defined in Section 7A.1 hereof), the Merger Consideration shall be held in escrow by Whitman. Upon satisfaction of the Condition Subsequent, the Merger Consideration, exclusive of the Escrow Portion which shall be retained in accordance with Article XII hereof, will be delivered to the Stockholders of MDJB as provided in Article IV and Whitman's Rescission Right, as defined and set forth in Article VIIA hereof, shall lapse. In the event the Condition Subsequent to the Merger is not satisfied within the time period and in accordance with the requirements specified in Section 7A.4 hereof, Whitman shall be deemed to have exercised its Rescission Right and shall (i) deliver to the Stockholders of MDJB all the capital stock of Acquisition in proportion to each Stockholder's interest in MDJB immediately prior to the Merger (as shown on Schedule 3.2 hereof), (ii) cancel the shares of Whitman Common Stock comprising a portion of the Merger Consideration and (iii) transfer the Fractional Share Consideration comprising a portion of the Merger Consideration to a general operating account of Whitman for its benefit, all as more particularly described in Section 7A.4 hereof.

                        C.      Eighty seven  thousand five hundred (87,500)



shares of Whitman Common Stock comprising a portion of the Merger Consideration shall be held in escrow in accordance with the terms and provisions of Section
12.01 hereof (the "Escrow Portion").   Schedule 3.2 hereto sets forth the
relative contributions of each MDJB Stockholder to the Escrow Portion. Subject to the provisions of Article XII hereof, the Escrow Portion shall be released to the MDJB Stockholders in accordance with the allocation set forth on Schedule
3.2 hereof on the Escrow Release Date (as defined in Section 12.06).


        3.3 Transmittal Procedures. Appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of MDJB Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent) in such form as Whitman and MDJB shall mutually agree ("Transmittal Form") shall be mailed on such date as MDJB and Whitman shall mutually agree ("Mailing Date") to each holder of record of MDJB Common Stock as of five business days prior to the Mailing Date ("Transmittal Form Record Date").


                                       ARTICLE IV

                                   EXCHANGE OF SHARES

        4.1 Exchange Procedures. Upon the Effective Time, Whitman shall issue to the Exchange Agent the number of shares of Whitman Common Stock issuable in the Merger (after reduction for the Escrow Portion) and the amount of cash payable in the Merger for fractional Shares; provided that notwithstanding any other provision of this Agreement, Whitman shall not issue to the Exchange Agent Whitman Common Stock or cash payable with respect to shares of MDJB Common Stock unless and until share certificates and the required transmittal materials pursuant to Article III and Article IV have been received in proper form by the Exchange Agent. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to Whitman Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. Notwithstanding the foregoing, the Merger Consideration shall be retained by the Exchange Agent or Whitman in escrow pending the satisfaction, or failure to satisfy, the Condition Subsequent, as provided in Section 3.2 and Section 7A.4 hereof.

        Each holder of a certificate formerly representing MDJB Common Stock who surrenders or has surrendered such certificate (or customary affidavits and indemnification regarding the loss or destruction of such certificate), together with duly executed transmittal materials included in the Transmittal Form, to the Exchange Agent shall, upon acceptance thereof, be entitled to a certificate representing the Whitman Common Stock into which the shares of MDJB Common Stock shall have been converted pursuant hereto after deduction to give effect to the Escrow Portion. Whitman shall cause the Exchange Agent to accept such certificate upon compliance with such reasonable and customary terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal practices. Until surrendered as contemplated by this Section 4.1, each certificate representing MDJB Common Stock shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Whitman Common Stock (or cash for fractional shares thereof) into which the MDJB Common Stock are convertible.

        To the extent provided by Section 3.1(d) of this Agreement, each holder of shares of MDJB Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional shares of Whitman Common Stock to which such holder would otherwise be entitled. Whitman shall not be obligated to deliver the Per Share Stock Consideration to which any former holder of MDJB Common Stock is entitled as a result of the Merger until such holder surrenders his or her certificate or certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificate) representing shares of MDJB Common Stock for exchange as provided in this
Article IV. In addition, certificates surrendered for exchange by any person constituting an "Affiliate" of MDJB for purposes of Rule 144(a) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged for certificates representing whole shares of Whitman Common Stock until Whitman has received a written agreement from such person as provided in
Section 7.12. If any certificate for shares of Whitman Common Stock, or any check representing cash is to be issued in a name other than that in which a certificate surrendered for exchange is issued, the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

        4.2 Voting and Dividends. Former stockholders of record of MDJB shall not be entitled to vote after the Effective Time at any meeting of Whitman stockholders, unless such holders have exchanged their certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates) representing MDJB Common Stock for certificates representing Whitman Common Stock, and/or cash, in accordance with the provisions of this
Agreement.   Upon such exchange, notwithstanding the escrow of the Merger
Consideration in accordance with Section 3.2 and 7A.4 hereof, each MDJB Stockholder shall be deemed the record owner of the Whitman Common Stock as
provided in Schedule 3.2 hereto.   No dividends or other distribution declared
or made after the Effective Time with respect to Whitman Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate of MDJB Common Stock with respect to the shares of Whitman Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder until the holder of such certificate of MDJB Common Stock shall surrender such certificate (or customary affidavits and indemnification regarding the loss or destruction of such certificates). Subject to the effect of applicable laws and the satisfaction of the Condition Subsequent provided in Article VIIA hereof, following surrender of any such certificate of MDJB Common Stock (or customary affidavits and indemnification regarding the loss or destruction of such certificates), there shall be paid to the holder of the certificates representing whole shares of Whitman Common Stock issued in exchange therefor (after deduction for the Escrow Portion), without interest, the amount of any cash payable with respect to a fractional share of Whitman Common Stock to which such holder is entitled pursuant to Section 3.1.

        4.3 No Liability. Any other provision of this Agreement notwithstanding, neither Acquisition, Whitman, MDJB nor the Exchange Agent shall be liable to a holder of MDJB Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

        4.4 Withholding Rights. Whitman or the Exchange Agent shall be entitled to deduct and withhold from the Per Share Stock Consideration and the Fractional Share Consideration otherwise payable pursuant to this Agreement to any holder of shares of MDJB Common Stock such amounts as Whitman or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Whitman or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of MDJB Common Stock in respect of which such deduction and withholding was made by Whitman or the Exchange Agent.

                                       ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF MDJB AND COLORADO TECH

                The following representations and warranties are made by each of MDJB and Colorado Tech, on a joint and several basis, and by each of the Shareholders of MDJB (the "Shareholders"), on a several basis, to Acquisition and Whitman, and shall continue in full force and effect after the date hereof and, subject to the survival provisions hereinbelow, after the Closing Date. Unless the context indicates to the contrary, each of MDJB and Colorado Tech shall be referred to collectively in this Article V as ("MDJB").

                Section 5.01. Organization and Capitalization. MDJB is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with an authorized capital stock consisting of 10,000,000 shares of common stock, no par value per share, of which 1,074,847 shares of common stock are issued and outstanding. All of the aforesaid issued and outstanding shares are duly authorized, have been validly issued, and are fully paid and non-assessable. Except as set forth on Schedule 5.01, there are no outstanding preemptive, conversion or other rights, options, warrants, or agreements granted or issued by or binding upon MDJB for the purchase or acquisition of any shares of its capital stock. The Stockholders listed on
Schedule 3.2 hereto are the record owners of all of the issued and outstanding shares of MDJB Common Stock. Except as set forth in Schedule 5.01 , no Shareholder has been granted options or other rights to purchase any shares of Common Stock from any other Shareholder. Except as set forth on Schedule 5.01, there are no voting trusts or other agreements or understanding with respect to the voting of any shares of MDJB Common Stock. Except as set forth on Schedule
5.01 MDJB does not own, directly or indirectly any outstanding stock or securities convertible into capital stock of any other corporation or participating interest in any partnership, joint venture or other business enterprise.

                Section 5.02. Power and Authority. MDJB has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities requires such qualification. All such jurisdictions are listed on Schedule 5.02.

                Section 5.03. Certificate of Incorporation and By-Laws of MDJB. Copies of the Certificate of Incorporation of MDJB and Colorado Tech, each (and all amendments thereto), certified as of a recent date by their respective Secretary of State of the state of incorporation of MDJB and Colorado Tech, each and the by-laws of MDJB, each certified by its corporate secretary, are attached hereto as Schedule 5.03 and are true, complete and correct.

                Section 5.04. Authority for Agreement. The Board of Directors of each of MDJB, and Colorado Tech has approved this Agreement, and have authorized the execution and delivery and performance hereof. MDJB has full corporate power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby subject to shareholder approval. This Agreement is a legal, valid and binding obligation of MDJB enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general.

                Section 5.05. Registration Statement. When the Registration Statement shall be filed with the United States Securities and Exchange Commission ("SEC") and subsequently declared effective by the SEC (the "Registration Statement Effective Date"), the information with respect to MDJB set forth in the Registration Statement will be true and correct, except that no representation is hereby made as to any statements or omissions as described in this clause with respect to which, prior to the Registration Statement Effective Date, MDJB shall have requested in writing any addition or modification to the Registration Statement, which shall be necessary in order to make the



Registration Statement not untrue or misleading in any material respect, unless such addition or modification shall have been made by Whitman prior to the Effective Date. Whitman agrees to timely provide prior to filing drafts of and amendments to the Registration Statement to MDJB so that MDJB may comply with the representation in this Section 5.05. If MDJB does not object to a draft or amendment within five (5) business days after receipt, it shall be deemed an acceptance by MDJB of the information with respect to MDJB contained therein.

                Section 5.06.  No Violation to Result.  Except as set forth on
Schedule 5.06, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby:

                (a) are not in violation or breach of, do not conflict with or constitute a default under, and will not accelerate or permit the acceleration of the performance required by, any of the terms of the charter documents or by-laws of MDJB or any Contract, note, debt instrument, security agreement or mortgage, or any other contract or agreement, written or oral, to which MDJB is a party or by which any of their respective properties or assets are bound;

                (b) will not be an event which, after notice or lapse of time or both, will result in any such violation, breach, conflict, default, or acceleration;

                (c) will not result in a violation under any law, judgment, decree, order, rule, regulation or other legal requirement of any governmental authority, court or arbitration tribunal whether federal, state, provincial, municipal or local (within the U.S. or otherwise) at law or in equity, and applicable to MDJB; and

                (d) will not result in the creation or imposition of any lien, possibility of lien, encumbrance, security agreement, equity, option, claim, charge, pledge or restriction in favor of any third person upon the properties or assets of any of MDJB.




                Section 5.07.  No Existing Defaults.  Except as set forth in
Schedule 5.07, MDJB is not in default:

                (a) under any of the material terms of any Contract, note, debt instrument, security agreement or mortgage or under any other commitment, contract, agreement, license, lease or other instrument, whether written or oral, to which it is a party or by which any of its properties or assets are bound;

                (b) under any material law, judgment, decree, order, rule regulation or other legal requirement or any governmental authority, court or arbitration tribunal whether federal, state, provincial, municipal or local (within the U.S. or otherwise), at law or in equity, and applicable to it or to any of its properties or assets; or

                (c) in the payment of any material monetary obligations or debts.

There exists no condition or event which, after notice or lapse of time or both, would constitute a default in connection with any of the foregoing.

                Section 5.08. Financial Statements. (a) The audited financial statements of MDJB as of and for the fiscal years ended December 31, 1994, 1993 and 1992, respectively (which financial statements, including, without limitation, any notes thereto and reports thereon are hereinafter collectively called the "Financial Statements"), and the unaudited financial statements of MDJB as of and for the six (6) months ended June 30, 1995 (the "Interim Financial Statements"), all of which are attached hereto as Schedule 5.08, are complete and correct in all material respects, fairly present the financial position of MDJB and the results of operations as of the respective dates and for the periods indicated thereon in all material respects and have been prepared in accordance with GAAP applied on a consistent basis. MDJB has no material liability or obligation, fixed, contingent, known, unknown or otherwise, not reflected in the December 31, 1994 balance sheet included in the Financial Statements or not reflected in the Interim Financial Statements, and all provisions, reserves and allowances provided for therein are adequate, except for liabilities or obligations incurred between July 1, 1995 and the date of this Agreement in the ordinary and usual course of business consistent with past practices and with the representations and warranties set forth herein, except for expenses incurred in connection with the transactions contemplated by this Agreement.

                Section 5.09. No Adverse Changes. From December 31, 1994 to the date of this Agreement, except as disclosed on Schedule 5.09 hereto and except as otherwise permitted herein:

                (a) MDJB has not sustained any damage, destruction or loss, by reason of fire, explosion, earthquake, casualty, labor trouble, requisition or taking of property by any government or agency thereof, windstorm, embargo, riot, act of God or the public enemy, flood, volcanic eruption, accident, other calamity or other similar event (whether or not covered by insurance) materially and adversely affecting the business, properties, financial condition or operations of MDJB;

                (b) there have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, Prospects, liabilities or obligations (fixed, contingent, known, unknown or otherwise) of MDJB which have had or is likely to have a Material Adverse Effect on the business, properties, Prospects, financial condition or operations of MDJB, and there has been no occurrence, circumstance or combination thereof which might reasonably be expected to result in any such Material Adverse Effect before or after the Closing Date; and

                (c) MDJB has taken all necessary action so that MDJB has performed all of the acts specified in Sections 7.02(a), (c) and (o) hereof and has refrained from performing any of the acts specified in Sections 7.02(a),
(b), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m) and (n) hereof.

                Section 5.10. Employee Plans and Agreements. Schedule 5.10 contains an accurate and complete list of all plans, contracts, programs and arrangements, whether written or oral, including, but not limited to, employment agreements, union contracts, pensions, welfare benefits, deferred compensation, supplemental retirement, severance, salary continuation, and other employee benefit plans, programs, policies or arrangements of every kind, maintained by MDJB and providing benefits to any employee or former employee (or dependents of such employee) of MDJB, whether or not any of the foregoing is funded, (i) to which MDJB has any obligations or (ii) with respect to which MDJB has made any payments or contributions or may otherwise have any liability (including any such plan or arrangement formerly maintained by MDJB (the "Plans")). MDJB has delivered to Acquisition, with respect to each Plan, accurate and complete copies of all current plan documents, including amendments and related trusts, the most recent annual actuarial valuation report (including a copy of the census forwarded to the actuary for such report), if any, the last filed Form 5500 or 5500-C and Schedules A and B thereto, the most recent completed annual and periodic accounting of related plan assets, if any, all rulings, if any, of the Internal Revenue Service (the "IRS"), the documents relating to the most recent request for an IRS determination letter, and the most recent IRS determination letter.

                Except as set forth on Schedule 5.10 hereto:

                (a) all of the Plans which are "employee pension benefit plans," within the meaning of Section 3(2) of the Employee Retirement Income Security Act ("ERISA"), which plans are identified as such on Schedule 5.10 hereto, and the trusts, if any, forming a part thereof (each a "Pension Plan and Trust") now meet, and since the date of the most recent IRS determination letter have met, the requirements for the qualification under Section 401(a) or 403 of the Code in all respects and are now, and since the date of the most recent IRS determination letter have been, exempt from taxation under Section 501(a) of the Code;

                (b) the IRS has issued a favorable determination letter, on the dates identified on Schedule 5.10, with respect to the qualification of each Pension Plan and Trust, if any, relating thereto, and has not taken any action to revoke such letter;

                (c) to the best of MDJB's and the Shareholders' knowledge, MDJB has performed in all respects all obligations required to be performed by it under, (including, but not limited to, the making of all contributions required by any collective bargaining agreement), is not in default under or in violation of, and MDJB has no knowledge of any such default or violation by any other party to, any and all of the Plans;

                (d) MDJB is not a "disqualified person" or "party in interest" (as defined in Section 4975 of the Code and Section 3 of ERISA, respectively) and has not engaged in any "prohibited transactions," as such term is defined in
Section 4975 of the Code and Section 406 of ERISA, which could subject any Plan (or its related trust) or MDJB or any plan fiduciary to any tax or penalty imposed under Section 4975(a) of the Code or the 5% penalty under Section 502(i) of ERISA;

                (e) there are no actions, suits or claims pending (other than routine claims for benefits) or threatened against any Plan or against the assets of any Plan;

                (f) no Plan which is subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived;

                (g) each "fiduciary" and every "plan official" (as defined in Section 412 of ERISA) of each Plan is bonded to the extent required by such
Section 412;

                (h) no proceeding has been initiated to terminate any Plan and no "reportable event" within the meaning of Section 4043(b)(1)-(9), 4062(e), 4063(a) or 4041(f) of ERISA has occurred with respect to any Plan (other than those which may result from the transactions contemplated hereby);

                (i) no Plan is a "multiple employer plan" within the meaning of the Code or ERISA or the regulations promulgated thereunder or a "multi-employer plan" as defined in Section 3(37) of ERISA;

                (j) to the best of MDJB's and the Shareholders' knowledge, MDJB is in compliance with, and each Plan has been operated in all respects in accordance with, its provisions and in compliance with the rules and regulations governing each such employee benefit plan, including without limitation, the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation (the "PBGC") and the Department of the Treasury pursuant to the provisions of ERISA and the Code;

                (k) assuming Acquisition assumes MDJB's existing 401(k) Plan, the execution and performance of this Agreement will not constitute a stated triggering event under any Plan that will result in any payment (whether of severance pay or otherwise) becoming due from MDJB to any employee or former employee (or dependents of such employee) of MDJB;




                (l) there are no severance payments which are or could become payable by MDJB to any director, officer or other employee of MDJB under the terms of any oral or written agreement or commitment, custom, trade or practice; and

                (m) each Plan has been amended to comply with the Tax Equity and Fiscal Responsibility Act, the Deficit Reduction Act, Tax Reform Act of 1986 and the Retirement Equity Act and, in each case, such amendments have been filed with the IRS before the end of the applicable remedial amendment period.

                Acquisition is aware of MDJB's plans to change the Trustee and service provider of its 401(k) Plan as in effect on the date hereof.

                Section 5.11. Full Disclosure. The written information furnished by MDJB or by any of the directors, officers, employees, agents, accountants or representatives of MDJB to Acquisition pursuant to this Agreement, the information contained in the schedules referred to in this Agreement, and the other information furnished to Acquisition by MDJB or by any of the directors, officers, employees, agents, accountants or representatives of MDJB and at any time prior to the Closing Date (pursuant to the request of Acquisition or otherwise), does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make all such information not misleading.

                Section 5.12. Taxes. (a) Except as set forth on Schedule 5.12 MDJB has prepared (or caused to be prepared) and timely and properly filed (or caused to be timely and properly filed) with the appropriate federal, state, provincial, municipal or local authorities (within the U.S. or otherwise) all material tax returns, information returns and other reports required to be filed and has paid or accrued (or caused to be so paid or accrued) in full all material taxes, interest, penalties, assessments or deficiencies, if any, due to, or claimed to be due by, any taxing authority. The balance sheets included in the Financial Statements and the Interim Financial Statements include appropriate provisions for all taxes, interest, penalties, assessments or deficiencies, if any, for the periods indicated thereon to the extent not theretofore paid. MDJB has not executed or filed with any taxing authority any agreement extending the period for assessment or collection of any taxes. MDJB is not a party to any pending action or proceeding, nor is any such action or proceeding threatened, by any governmental authority for the assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against MDJB, and during the course of any audit currently in process or not completed, no issues have been suggested by any representative of any such governmental authority that, if asserted, would result in a proposed assessment of taxes, interest or penalties, against MDJB.

                (b) Neither MDJB nor the Shareholders has taken or agreed to take any action or has any knowledge of any fact or circumstance that would prevent the Merger from qualifying as a tax-free reorganization within the meaning of Section 368 of the Code.

                Section 5.13. Accounts Receivable. All of the Accounts receivable of MDJB as reported on the Financial Statements and the Interim Financial Statements represent bona fide claims against debtors for sales made or services performed in the ordinary and usual course of business and in accordance with applicable orders, contracts, standards or requirements. Such receivables are, and shall be, subject to no defenses, counter-claims or rights of setoff and, other than collected amounts of such receivables as of the date of this Agreement, will be fully collectible in the ordinary and usual course of business without unreasonable cost to Acquisition in collection efforts, except to the extent of any reserve with respect thereto expressly set forth in said financial statements.

                Section 5.14 . [Intentionally Omitted.]

                Section 5.15. Condition of Assets. The December 31, 1994 balance sheet of MDJB included in the Financial Statements reflects all of the properties and assets of MDJB except for (i) property and assets disposed of or acquired by MDJB since December 31, 1994 in the ordinary and usual course of business and consistent with the representations and warranties of MDJB contained herein, and (ii) leased properties and assets. All of the properties and assets of MDJB are in good operating condition, free from any defect, ordinary wear and tear excepted.

                Section 5.16. Title to Assets. Except as otherwise set forth on Schedule 5.16 hereto, MDJB has good and marketable title to the assets that are material to the operation or conduct of its business, free and clear of any and all liens, encumbrances, security agreements, equities, options, claims, charges, pledges, and defects in title. As of the Closing Date, MDJB will have good and marketable title to such properties and assets, free and clear of any and all liens, encumbrances, security agreements, equities, options, claims, charges, pledges, restrictions, encroachments, defects in title and easements except as otherwise set forth on Schedule 5.16 hereto.

                Section 5.17. Inventory. The inventory of MDJB as reported on the Financial Statements and Interim Financial Statements will consist solely of items of a quality and quantity usable or saleable in the normal course of business, subject to normal obsolescence in accordance with MDJB's historical operations.

                Section 5.18. Prepaid Items, etc. The prepaid items recorded on MDJB's balance sheet included in the Financial Statements and Interim Financial Statements constitute a full and complete presentation of each and every prepaid item which MDJB is entitled to list, in accordance with GAAP on the asset side of its balance sheet.




                Section 5.19. Intellectual Property. Schedule 5.19 hereto, constitutes a true and complete list of all trademarks, certification marks, trade names, service marks, copyrights, patents, patent applications and product composition formulae owned or used by MDJB including without limitation the trade name "Colorado Tech College" (collectively, "Intellectual Property").
MDJB owns or possesses adequate licenses or other rights to use all trademarks, certification marks, trade names, service marks, copyrights, patents, patent applications, trade secrets, product composition formulae, computer programs, product development records and other proprietary processes and information used in its business, and the same are sufficient in all respects to conduct the business as currently conducted. Except as described in Schedule 5.19 hereto, MDJB is not required to pay any royalty, license fee or similar type of compensation in connection with the conduct of its business as it is now or heretofore has been conducted or as proposed to be conducted. All patents, patent applications and rights to inventions or discoveries (whether or not patentable) owned or held by any officer, director, stockholder, employee, consultant or agent of MDJB relating to the business of MDJB have been duly and effectively transferred to MDJB and, except as described on Schedule 5.19 hereto, to the best of our knowledge, none of the operations of MDJB infringe, and no one has asserted to MDJB that such operations do infringe, the patents, patent applications, trademarks, certifications marks, trade names, service marks, trade secrets or other intellectual property rights of anyone.

                Section 5.20. Real Property. Schedule 5.20 constitutes a true and complete list of all leaseholds of real property leased by MDJB or to which MDJB may have any leaseholds rights (the "Premises"). Acquisition is aware of MDJB's Plans to acquire an additional 3,700 square feet of space by subleasing from an existing Tenant such space in the building currently occupied by MDJB. With respect to each and every parcel of land described in Schedule 5.20 hereto and the portion of the buildings, structures and improvements thereon leased by MDJB (collectively, the "Facilities"):

                (a) except as otherwise disclosed on Schedule 5.20 there are no outstanding written or oral leases or tenancies of any kind (including tenancies by sufferance and/or holdover tenancies arising under expired written or oral leases) covering or in any way affecting the Facilities or any part or parts thereof;

                (b) except as a matter of record, no person, firm or corporation other than MDJB has any rights (including rights arising under an installment contract, option to purchase, easement, right-of-way, or otherwise) with respect to the Facilities or any part or parts thereof;

                (c) there have been no improvements to, construction on, work done at, and/or services or material supplied to, the Facilities or any part or parts thereof since January 1, 1995;

                (d) MDJB is not in violation of or in default under the terms of any oral or written lease or other agreement covering or in any way affecting the Facility;

                (e) the Facilities are subject to a valid certificate of occupancy and are sufficient and adequate for the conduct and the operation of the business of MDJB;

                (f) MDJB has not granted to any person, firm or corporation any right or rights in and to the Facilities or any part or parts thereof which would prevent or interfere with Acquisition's occupancy and possession of the Facilities; and

                (g) to the best of MDJB's and the Shareholders' knowledge, MDJB has performed all obligations imposed by any governmental authority in connection with the improvement of the Facilities.

                Section 5.21. Buildings. Each of the Facilities constituting part of the Premises is of sound structural integrity, ordinary wear and tear excepted and is usable and adequate for its intended purpose and to conduct the business of MDJB as such business is now being conducted.

                Section 5.22. Utilities. There are no restraints respecting availability of public utilities, including, but not limited to, adequate amounts of water, sewer, gas and electricity and the Facilities are adequately serviced by all such utilities; all payments, assessments, deposits and other charges relating to such utilities and any other existing on-site improvements or off-site improvements (including public or quasi-public utilities or services) have been paid in full to the extent that they are due.

                Section 5.23. Machinery and Equipment. MDJB owns or has adequate rights to all machinery and equipment (including, without limitation, machinery and equipment under development or construction) used or necessary for use in its trade or business, and all such machinery and equipment is in operating condition and free from any defect, ordinary wear and tear excepted.

                Section 5.24. Vehicles. MDJB owns all cars, trucks, and other motor vehicles used or necessary for use in its trade or business and each such car, truck, aircraft or motor vehicle is in good operating condition and free from any defect and is identified and listed on Schedule 5.24 hereto.

                Section 5.25. Brokers. MDJB has not engaged any broker, finder or agent with respect to this Agreement or any transaction contemplated hereby.

                Section 5.26. Contracts. Schedule 5.26 hereto constitutes a true and complete list of each Contract or agreement requiring aggregate payments by MDJB or receipt by MDJB, of in excess of $10,000 and to which MDJB is a party, or by which any MDJB or its assets is bound, in any respect, including, but not limited to, each such contract which is:




                (a)  a license or a lease;

                (b) a contract, agreement or commitment for the purchase, sale or lease of materials, equipment, real or personal property, capital assets or supplies;

                (c) a contract, agreement or commitment for the sale by MDJB of products or the performance of any services;

                (d) a management, advisory or collective bargaining agreement or a non-competition or nondisclosure agreement;

                (e) a pension, profit sharing, bonus, retirement, deferred compensation, stock option, employee stock purchase, insurance or other employee benefit plan or arrangement;

                (f) a contract or agreement with an agent, dealer or sales representative or franchisee;

                (g) a contract or agreement with employees, consultants, stockholders, directors or officers, or any agreement relating to a power of attorney;

                (h) a loan or guaranty agreement, credit agreement, note or other evidence of indebtedness, forward contract, consignment agreement, custody agreement, or indenture or instrument evidencing liens or secured transactions (exclusive of the contracts, agreements and the like referred to in subsection
(k) below);

                (i) a contract, license or other agreement relating to a patent, invention or discovery (whether or not patentable), trade secret, trademark, service mark, certification mark, trade name or copyright or application for any of the foregoing;

                (j)  a contract of insurance; or

                (k)  notwithstanding the foregoing $10,000 threshold, Schedule
5.26 includes a copy of each form of agreement between MDJB and its students and an accounts receivable listing relating to the rendering of services to students and/or to the receipt of payment by MDJB for such services from any student, governmental entity or other source.

Each of the contracts or agreements listed in Schedule 5.26 hereto is in full force and effect, is a valid, binding and enforceable obligation by or against MDJB and no event has occurred which constitutes or, with the giving of notice or passage of time, or both, would constitute, a default or breach thereunder of
MDJB.   MDJB has delivered or caused to be delivered or made available to
Acquisition correct and complete copies of each contract or agreement listed in
Schedule 5.26 hereto and all modifications or amendments thereto, and every oral contract or agreement is listed on Schedule 5.26, and all modifications or amendments thereto, are correctly and completely summarized in all material respects on Schedule 5.26 hereto.

                Section 5.27. Assets Sufficient. The assets owned or leased by MDJB constitute all the property, real and personal, tangible and intangible, and are sufficient for the conduct of MDJB's business as currently conducted. Except as set forth on Schedule 5.27 no such asset is subject to or held under any lease, mortgage, security agreement, conditional sales contract or other title retention agreement, or is other than in the sole possession and control of MDJB.

                Section 5.28. Litigation. Except as set forth in Schedule 5.28 hereto, there is no litigation, suit, proceeding, action, claim or investigation, at law or in equity, pending or to the best of MDJB's and the Shareholders' knowledge threatened against or affecting MDJB or involving any of its property or assets, before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits or proceedings relating to toxic materials, hazardous substances, pollution or the environment. To the best of MDJB's and the Shareholders' knowledge there are no facts that would likely result in any such litigation, suit, proceeding, action, claim or investigation. MDJB is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal.

                Section 5.29. Compliance with Laws. To the best of MDJB's and the Shareholders' knowledge, MDJB has complied with all laws, municipal by-laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental authority applicable to it, its properties or the operation of its business. Without limiting the generality of the foregoing, MDJB is in compliance in all material respects with:

                (a) all applicable laws relating to the protection of human health and safety, including, without limitation, the Occupational Safety and Health Act of 1970, as amended, and all regulations and standards issued thereunder by the Secretary of Labor or the Occupational Safety and Health Administrator or other governmental agency or authority acting at any time thereunder;

                (b) all applicable laws relating to protection of the environment, including, without limitation, the Resource Conservation and Recovery Act ("RCRA") and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA");

                (c)  all  applicable laws administered by the Department of



Education or by any state or local governmental entity with jurisdiction over education matters including, without limitation, all government programs for grants or financial aid to students and accreditation of educational institutions;

                (d) all applicable laws relating to equal employment opportunity; and

                (e) all zoning, building and other laws, ordinances, rules, regulations, plans and directives of governmental authorities, Boards of Fire Underwriters and other entities having jurisdiction, as well as all private restrictions and covenants (whether or not registered or of record), in each case without reliance on non-conforming use or similar rule.

                Except as set forth in Schedule 5.29 hereto, MDJB has not received any notice or citation for noncompliance with any of the foregoing, and to the best of MDJB's and the Shareholders' knowledge, there exists no condition, situation or circumstance, nor has there existed such a condition, situation or circumstance, which, after notice or lapse of time, or both, would constitute noncompliance with or give rise to future liability with regard to any of the foregoing.


                Section 5.30.  Compliance with Title IV Programs.

                (a) Schedule 5.30 hereto lists all agreements between MDJB and ED or any other governmental unit, agency, body or instrumentality relating to any federal program for the funding of student loans or other forms of financial aid for education under the Title IV Programs (the "Financial Aid"). Each of such agreements listed in Schedule 5.30 hereto is in full force and effect, is a valid, binding and enforceable obligation by or against MDJB and to the best of MDJB's and the Shareholders' knowledge, no event has occurred which constitutes or, with the giving of notice or the passage of time, or both, would constitute, a default or breach thereunder. MDJB has delivered or caused to be delivered to Acquisition correct and complete copies of each contract or agreement listed in
Schedule 5.30 hereto and all modifications and amendments thereto.

                (b) Schedule 5.30 hereto also lists each program pursuant to which Financial Aid is provided to or on behalf of MDJB including a description of whether such Financial Aid is provided pursuant to the Pell Grant Program, 20 U.S.C. 1070(a), et seq., the Guaranteed Student Loan Program, including the Stafford Loan Program, 20 U.S.C. 1071, et seq., the Plus Program, 20 U.S.C. 1078-2 and the Supplemental Loans for Students Program, 20 U.S.C. 1078-1, the Perkins Loan Program, 20 U.S.C. 1087(aa), et seq., the Supplemental Educational Opportunity Grant Program, 20 U.S.C. 1070(b) et seq. and the College Work-Study Program, or otherwise.

                (c) Except as set forth on Schedule 5.30 hereto, to the best knowledge of MDJB and the Shareholders, there exists no set of facts which could have an adverse effect on the ability of Acquisition to enter into a program participation agreement with ED.

                (d) MDJB has, for the fiscal years 1991 and 1992, a published cohort default rate of 12.1%, 16.8% respectively, and for fiscal year 1993, a pre-published cohort default rate of 11.9%.

                (e) MDJB has previously delivered to Acquisition true and complete copies of all correspondence received or sent by or on behalf of MDJB during the past three (3) years from or to the U.S. Department of Education or any other governmental or regulatory authority having jurisdiction over the provision, funding or approval of the Financial Aid. This shall include, without limitation (i) any documentation relating to the agreements described in
Section 5.30(a) above; (ii) any reports relating to any audits, program reviews or examinations conducted by ED or others; (iii) notices or correspondence concerning the qualification of any of MDJB for the receipt of the Financial Aid; and (iv) notices or correspondence indicating an intention to withdraw, suspend or terminate the provision of Financial Aid to MDJB.

                (f) Except as set forth on Schedule 5.30 hereto, MDJB is and during the past five (5) years has been in compliance in all material respects with any and all applicable statutes pursuant to which it receives Financial Aid, including, without limitation, those described in Section 5.30(b) hereof, and all regulations promulgated thereunder. Without limiting the generality of the foregoing, except as otherwise described in Schedule 5.30 hereto MDJB (i) maintains cash balances in the Title IV federal funds account not in excess of its three-business day requirements and (ii) to the best of MDJB's and the Shareholders' knowledge, is in compliance with applicable Federal statutes and regulations governing record keeping and student file maintenance and information disclosure requirements to students and others in connection with the provision of its Financial Aid.

                (g) To the best knowledge of MDJB and the Shareholders, from 1989 to present no principal, affiliates (as those terms are defined in 34 C.F.R. part 85) owners, stockholders, trustees, or any other individual or entity holding an ownership interest in MDJB, whether legal or equitable, is or has been a principal, affiliate, owner, stockholder or trustee or holds an ownership interest, whether legal or equitable in any other Title IV participating institutions other than as disclosed in Schedule 5.30. No Title IV participating institution is, or has been, administered commonly, jointly or in conjunction with MDJB.

                Section 5.31.  Institutional Approval and Accreditation.
Schedule 5.31 hereto lists each state and governmental department and/or agency and independent accrediting commission that has authorized, licensed and accredited the Institution operated by MDJB, including, without limitation, the NCA and the department of education, or other similar state agency, in Colorado



("State Authorization"). Except as otherwise set forth on Schedule 5.31 hereto, the Institution operated by MDJB, as described on Schedule 5.31 hereto, has received all necessary licenses, permits, approvals and accreditation necessary for its existing operation and receipt of Financial Aid, including, without limitation, State Authorization and accreditation by the NCA, and to the best of MDJB's and the Shareholders' knowledge, is in compliance with the terms of all such licenses, permits, approvals and accreditations.

                Section 5.32.  Environmental Matters.  Except as set forth on
Schedule 5.32 hereto, MDJB has not stored, nor is storing, any hazardous wastes, as defined by RCRA, for ninety days or more, and:

                (a) MDJB has not generated, stored, transported, recycled, disposed of or otherwise handled in any way any waste material or hazardous substance for itself or for any other person or entity, nor has any other person or entity stored, transported, recycled, disposed of or otherwise handled in any way any waste material or hazardous substances;

                (b) there are no locations where any waste material or hazardous substances from the operation of MDJB have been stored, treated, recycled or disposed of;

                (c) to the best of MDJB's knowledge, there are no Contaminants (as defined hereinbelow) located on or within the Premises;

                (d) there is no ongoing release and there has been no past release of Contaminants into the environment from the operation of the business of MDJB;

                (e) there are no PCBs nor any asbestos contained in or otherwise parts of the Premises or the Facilities and no product compositions used in the business of MDJB contain more than five percent of the element beryllium;

                (f) MDJB has not been required by any governmental authority to make any expenditure to achieve or maintain compliance with any environmental standard;

                (g) MDJB has no knowledge of any information indicating that any person, including any employee, may have impaired health or that the environment may have been damaged as the result of the operation of the business of MDJB or as the result of the release of Contaminants from the Premises or the Facilities; and

                For the purposes of Section 5.32(c), (d) and (g), the term "Contaminants" includes any pollutant, waste materials, petroleum and petroleum products and hazardous substances, as defined by CERCLA.

                Section 5.33. Insurance. MDJB has in full force and effect (with no overdue premiums) the policies of insurance, or renewals thereof, in the amounts and for the periods set forth in Schedule 5.33 hereto, which Schedule constitutes a true and complete list of all policies of insurance to which MDJB is a party that relate to its assets or operations. To the best of MDJB's and the Shareholders' knowledge, such policies adequately cover all risks reasonably foreseeable in the operation and conduct of MDJB's business. MDJB has not received any notices of, or been threatened with, cancellation with regard to its policies of insurance. The policies listed on Schedule 5.33 will remain in full force and effect through the Closing Date and the consummation of the transactions contemplated herein.

                Section 5.34. Licenses, Permits and Approvals. To the best of MDJB's and the Shareholders' knowledge, MDJB has all licenses, permits, approvals, qualifications or the like, issued or to be issued to MDJB by any government or any governmental unit, agency, body or instrumentality, whether federal, state, provincial, municipal or local (within the U.S. or otherwise) or any third party necessary for the conduct of such MDJB's trade or business and all such items are in full force and effect. Except as set forth on Schedule
5.34 hereto, no registration with, approval by, consent or clearance or other action from or prenotification to any governmental agency or any third party is required in connection with the execution and performance of this Agreement by of MDJB.

                Section 5.35. Employee Compensation and Agreements with Affiliates. Schedule 5.35 hereto constitutes a true and complete list of all the stockholders, directors and officers of MDJB and all employees of MDJB earning or receiving more than $60,000 annually from MDJB. Except as set forth and described on such Schedule, to the best of MDJB's and the Shareholders' knowledge, no stockholder, directors or officers and no employees listed thereon nor any affiliate of any such person has, either directly or indirectly:

                (a) an interest in any corporation, partnership, proprietorship, association or other person or entity which furnishes or sells those services or products which are furnished to or sold by MDJB; or

                (b) a beneficial interest in any contract or agreement to which MDJB is a party or by which MDJB or its properties are bound.

                For the purpose of this Agreement, the term "affiliate" means any person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, any such person or, directly or indirectly, is related to or otherwise associated with any such person.

                Section 5.36. Labor Relations. In general, MDJB has good and amicable relations with its employees, and does not have any reason to believe that this situation will change or that any collective representation of the employees has been or is being considered by such employees.

                Section 5.37. True Copies. All documents furnished or caused to be furnished to Acquisition by MDJB are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

                Section 5.38  Access to Data.   MDJB, each of the Shareholders
or their representative(s), if any, has been afforded the opportunity to obtain any information in connection with any representations or information supplied to MDJB and has had all of his/her/its inquiries to Acquisition answered in full, and has been furnished all requested materials relating to Acquisition. He/She/It acknowledges receipt of Whitman's report on Form 10-K for the year ended March 31, 1995, reports on Form 10-Q for the quarters ended June 30, 1994, September 30, 1994 and December 31, 1994, and proxy statement dated September 24, 1994 respecting the annual meeting held on October 20, 1994.

                Section 5.39. Survival of Representations and Warranties of MDJB and the Shareholders. The representations and warranties made in Article V of this Agreement are correct, true and complete as of the date hereof and will be correct, true and complete as at the Effective time with the same force and effect as though such representations and warranties had been made at the Effective Time, and shall survive the Effective Time until the issuance of the first independent audit report (following the completion of the Merger) on the combined results of Acquisition and MDJB.




                                       ARTICLE VI

               REPRESENTATIONS AND WARRANTIES OF WHITMAN AND ACQUISITION

                The following representations and warranties are made by Acquisition and Whitman to MDJB:

                Section 6.01. Organization and Capitalization. Each of Whitman and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey as to Whitman, and Delaware as to Acquisition and authorized to do business in all jurisdictions where the conduct of their business makes such authorization necessary.

                Section 6.02. Authority for Agreement. The Board of Directors of each of Whitman and Acquisition has approved this Agreement and has authorized the execution and delivery hereof. Each of Whitman and Acquisition has full power, authority and legal right to enter into this Agreement and, to consummate the transactions contemplated hereby subject to the approval of the Shareholders of Whitman. This Agreement has been duly executed and delivered by each of Whitman and Acquisition and is a legal, valid and binding obligation of each of Whitman and Acquisition, enforceable against them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights in general.

                Section 6.03. No Violation to Result. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby:

                (a) are not in violation or breach of, do not conflict with or constitute a default under, and will not accelerate or permit the acceleration of the performance required by, any of the terms of the charter documents or by-laws of Acquisition or Whitman or any note, debt instrument, security agreement or mortgage, or any other contract or agreement, written or oral, to which Acquisition or Whitman is a party or by which Acquisition or Whitman or any of their respective properties or assets are bound;

                (b) will not be an event which, after notice or lapse of time or both, will result in any such violation, breach, conflict, default, or acceleration;

                (c) will not result in violation under any law, judgment, decree, order, rule, regulation or other legal requirement of any governmental authority, court or arbitration tribunal whether federal, state, provincial, municipal or local (within the U.S. or otherwise) at law or in equity, and applicable to either Acquisition or Whitman; and

                (d) will not result in the creation or imposition of any lien, possibility of lien, encumbrance, security agreement, equity, option, claim, charge, pledge or restriction in favor of any third person upon the properties or assets of either Acquisition or Whitman.

                Section 6.04. SEC Filings. Neither Whitman's report on Form 10-K for the year ended March 31, 1995 nor reports on Form 10-Q for the quarters ended June 30, 1994, September 30, 1994 and December 31, 1994 (each such document having been delivered to MDJB) contained, as of their respective dates, any untrue statement of a material fact, or omitted to state any material fact necessary to make the statements or facts contained thereon, in light of the circumstances under which they were made, not misleading. Whitman is in material compliance with all applicable SEC rules and regulations.

                Section 6.05. No Adverse Changes. After March 31, 1995 to the date of this Agreement, except as disclosed in Schedule 6.05 hereto there has not been any:

                (a) actions which have resulted in or, to the best of Whitman's knowledge, may result in a Material Adverse Effect on the assets,



liabilities, business, condition (financial or otherwise), operations or results of Whitman and its Subsidiaries taken as a whole;

                (b) failure to operate the business of Whitman or its Subsidiaries in the ordinary course consistent with past practice; or

                (c) revaluation by Whitman of any material assets of Whitman or its Subsidiaries including, without limitation, writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice; or

                (d) issuance by Whitman of any shares of stock or other equity securities (other than pursuant to any stock option plans, employee benefit plans, or obligations to employee or directors).

                Section 6.06. Whitman Common Stock. As and when required by the provisions of this Agreement and subject to the terms and conditions hereof, Whitman will reserve for issuance and issue shares of Whitman Common Stock to the shareholders of MDJB. The shares of Whitman Common Stock to be issued in accordance with this Agreement will have been duly authorized and upon such issuance will be validly issued, fully paid and nonassessable and will be registered under the Securities Act of 1933, as amended pursuant to the Registration Statement.

                Section 6.07 Ownership of Acquisition. All of the outstanding shares of capital stock of, and all other ownership interest in, Acquisition (i) are validly issued, fully paid and non- assessable and free of any preemptive rights, and (ii) are owned by Whitman, free and clear of all liens, claims, pledges, agreements or encumbrances, such that Whitman directly owns the entire equity interest in Acquisition.

                Section 6.08 Tax Matters. Neither Whitman nor Acquisition has taken or agreed to take any action or has any knowledge of any fact or circumstance that would prevent the Merger from qualifying as a tax-free reorganization within the meaning of Section 368 of the Code.

                Section 6.09 Litigation. Except as set forth on Schedule 6.09 hereto, there is no litigation, suit, proceeding, action, claim or investigation, at law or in equity, pending or to the best of Whitman's knowledge, threatened against or effecting Whitman or its Subsidiaries or involving any of their respective property or assets, pursuant to which an adverse determination in such matter would have a Material Adverse Effect on Whitman and its Subsidiaries taken as a whole.

                Section 6.10 Full Disclosure. The Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q furnished by Whitman to MDJB pursuant to this Agreement, the information contained in the Schedules referred to in this Agreement and the disclosure relating to Whitman and its Subsidiaries to be included in the Registration Statement does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make such information not misleading.

                Section 6.11 Access to Data. Whitman, Acquisition and their representatives, if any, have been afforded the opportunity to ask questions of representatives of MDJB in connection with the representations and information supplied by MDJB and have been furnished all requested materials relating to MDJB.

                Section 6.12. True Copies. All documents furnished or caused to be furnished to MDJB by Acquisition or Whitman are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

                Section 6.13. Survival of Representations and Warranties of Whitman and Acquisition. The representations and warranties of Acquisition and Whitman made in this Agreement are correct, true and complete as of the date hereof and will be correct, true and complete as at the Effective Time with the same force and effect as though such representations and warranties had been made at the Closing Date, and shall survive the Effective Time until the issuance of the first independent audit report (following the completion of the Merger) on the combined results of Acquisition and MDJB.

                                          ARTICLE VII

                                     MDJB'S CONDUCT
                         AND TRANSACTIONS PRIOR TO CLOSING DATE
                       AND CERTAIN AGREEMENTS; CERTAIN COVENANTS

                Section 7.01. Access to Properties and Records. (a) MDJB (which shall be deemed to include Colorado Tech for purposes of this Article VII unless the context clearly provides otherwise) shall afford to the officers, employees, attorneys, accountants and other authorized representatives of Acquisition, free and full access to all of MDJB's assets, properties, Books and Records, and employees in order to afford Acquisition as full an opportunity of review, examination and investigation as Acquisition shall desire to make of the affairs of MDJB, and Acquisition shall be permitted to make extracts from, or take copies of, such books, records (including the stock record and minute books) or other documentation or to obtain temporary possession of any thereof as may be reasonably necessary; and MDJB shall furnish or cause to be furnished to Acquisition such reasonable financial and operating data and other information about MDJB's business, properties and assets which any of Acquisition's respective officers, employees, attorneys, accountants or other authorized representatives may request provided that Acquisition and its agents shall give advance notice to MDJB of any intended visit to any Facility or meeting with MDJB's employees and shall not unreasonably interfere with the operations of MDJB's business.




                (b) Until the Merger has been consummated (and if the Merger is not consummated, at all times hereafter), MDJB, Whitman and Acquisition will not disclose or use any information obtained in the course of their respective investigations. If the proposed Merger is not consummated, Whitman and Acquisition and its representatives will return all documents, worksheets and data to MDJB and MDJB and its representatives will return all documents, worksheets and data to Whitman and Acquisition and, except as required by law neither party shall discuss or release information to any third person (except the attorneys, accountants and representatives of the parties) with respect to such unconsummated Merger. Such obligation of confidentiality shall not extend to any information which is shown to have been previously known by MDJB, Whitman or Acquisition, as the case may be, or generally known to others engaged in the same trade or business as MDJB, Whitman or Acquisition or made known to MDJB, Whitman or Acquisition or the public by a third party.

                Section 7.02. Interim Covenants of MDJB. From the date of this Agreement until the Closing Date, except to the extent expressly permitted by this Agreement or otherwise consented to by an instrument in writing signed by Acquisition or as otherwise set forth in Schedule 7.02 hereto, MDJB shall take all necessary action so that:

                (a) MDJB shall keep its business and organization intact and shall not take or permit to be taken or do or suffer to be done anything other than in the ordinary course of its business as the same is presently being conducted, and shall use its good faith efforts to keep available the services of its directors, officers, employees and agents and to maintain the goodwill and reputation associated with its business. Acquisition acknowledges that Marilyn Sullivan intends to resign as an employee of Colorado Tech and from the Board of Directors of MDJB and Colorado Tech;

                (b) MDJB shall not make any change in its constituent documents, i.e., Certificate of Incorporation or by-laws;

                (c) MDJB shall exercise its good faith efforts to maintain all of its properties and assets that are material to the operation or conduct of its business, tangible or intangible, in good operating condition and repair, and take all reasonable steps necessary to keep its operations functioning properly, ordinary wear and tear excepted;

                (d) MDJB shall not purchase, sell, lease or dispose of or make any contract for the purchase, sale, lease or disposition of or subject to lien or security interest or any other encumbrance properties or assets other than in the ordinary and usual course of its business consistent with past practices and with the representations and warranties contained herein and not in breach of any of the provisions of this Article VIII; and in the case of assets having a replacement value of $1,000 or more, for a consideration at least equal to the fair value of such property or asset;

                (e) MDJB shall not, other than in the ordinary and usual course of its business consistent with past practices, grant any salary increase to, or increase the draw of, any of its officers or directors, or enter into any new, or amend or alter any existing, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, stock option, group insurance, death benefit or other fringe benefit plan, trust agreement or other similar or dissimilar arrangement, any employment agreement with any officer or any consulting agreement;

                (f) MDJB shall not incur any bank indebtedness or make any borrowings, or issue any commercial paper other than in the ordinary and usual course of its business consistent with past practices;

                (g) MDJB shall not pay any obligation or liability (fixed or contingent) or discharge or satisfy any lien or encumbrance, or settle any claim, liability or suit pending or threatened against it or any of its properties, except for current liabilities included in the Financial Statements or Interim Financial Statements and current liabilities incurred between the date of this Agreement and the Closing Date in the ordinary and usual course of its business consistent with past practices and with its representations and warranties contained herein and not in breach of any of the provisions of this
Article VII;

                (h) MDJB shall not enter into any leases of real property or equipment and machinery other than in the ordinary and usual course of its business consistent with past practices and except for an additional 3,700 square feet of leased space;

                (i) MDJB shall not, without first obtaining the written consent of Acquisition, enter into any contract, agreement or commitment, including without limiting the generality of the foregoing, any contract, agreement or commitment (A) for the purchase of any materials or supplies, if such contract, agreement or commitment exceeds $50,000 individually and is outside the ordinary course of MDJB's business, except for the acquisition and installation of its planned Student Information System which is described on Schedule 7.02 hereto and is hereby approved by Whitman and Acquisition; or (B) in which any person listed on Schedule 5.35, any affiliate of such person or any Shareholder of MDJB has any beneficial interest;

                (j) MDJB shall not, other than in the ordinary course of its business consistent with past practices, further encumber or permit to be further encumbered any of its properties or assets;

                (k) MDJB shall not form any subsidiary and, except as otherwise set forth in Schedule 7.02(k) hereof, it shall not issue, grant, sell, redeem, combine, change or purchase any shares, notes or other securities or make any commitments to do so;




                (l) MDJB shall not effect any subdivision of its outstanding capital stock, purchase or, except as otherwise set forth in Schedule 7.02 (k) hereof, redeem any capital stock, or declare, make or pay any dividend, distribution or payment in respect of its capital stock;

                (m) MDJB shall not, other than in the ordinary course of its business consistent with past practices, grant or issue any options, warrants or other rights to acquire any capital stock or other of its equity securities, whether by conversion or otherwise, or make any commitment to do so;

                (n) MDJB shall not, other than in the ordinary and usual course of its business consistent with past practices, curtail purchases or accelerate shipments beyond customer requirements, or modify, amend, cancel or terminate any existing contracts or agreements; and

                (o) MDJB shall maintain in full force and effect each of the policies of insurance listed on Schedule 5.33 hereto.

                Section 7.03. Information. MDJB shall furnish Acquisition, upon request, with all information concerning MDJB reasonably required for inclusion in the Registration Statement or any application made by Acquisition to the SEC or any governmental or regulatory body in connection with the transactions contemplated by this Merger, including, without limitation, the consolidated financial statements of MDJB, including the required accountant's reports and consents, necessary for the preparation of the Registration Statement.

                Section 7.04. Interim Financial Statements of MDJB. As soon as practicable but in any event within 30 days after the end of each month after the date of this Agreement, MDJB will deliver to Acquisition unaudited balance sheets of MDJB as at the end of such month and as at the end of the comparative month of the preceding year, together with the related unaudited statements of income for the month then ended (including changes in stockholders' equity and cash flows on a quarterly basis). All such financial statements shall fairly present the financial position, results of operations and cash flows of MDJB as at or for the periods indicated, in accordance with GAAP except as otherwise indicated in such statements, and such financial statements shall be accompanied by an opinion of the chief financial officer of MDJB to such effect.

                Section 7.05. Public Announcements. Acquisition and MDJB will consult with each other with respect to any announcement to the public or any statement to their employees generally concerning or relating to the Merger. Prior to the Closing Date neither Acquisition nor MDJB will make any announcement to the public without the prior written consent of the other, except for announcements which Acquisition believes on the written advice of its counsel to be required by applicable securities laws or stock exchange rules. MDJB shall be provided with a copy of such announcement.

                Section 7.06. Notice of Breach. (a) Whitman and Acquisition will promptly give notice to MDJB of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by Acquisition or a failure by Acquisition to comply with any covenant, condition or agreement contained herein.

                (b) MDJB will promptly give notice to Acquisition of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by MDJB or a failure by MDJB to comply with any covenant, condition or agreement contained herein.

                (c) MDJB shall promptly notify Whitman and Acquisition of (i) any material change in its condition, (ii) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Governmental Entity, (iii) the institution or the threat of material litigation involving MDJB or any Subsidiary or (iv) any event or condition that might reasonably be expected to cause any of its representations, warranties or covenants set forth herein not to be true and correct in all material respects as of the Effective Time. As used in the preceding sentence, "material litigation" means any case, arbitration or other adversary proceeding or other matter which would have been required to be disclosed pursuant to Section 5.28 if in existence on the date hereof. MDJB shall also promptly notify Whitman and Acquisition of any adverse development involving any matter disclosed on an exhibit hereto in response to Section 5.28 which shall occur after the date hereof and in any event MDJB shall regularly advise Whitman and Acquisition of significant changes in the status of any such matters.

                (d) Whitman shall promptly notify MDJB of any event or condition that might reasonably be expected to cause any of its representations, warranties or covenants set forth herein not to be true and correct in all material respects as of the Effective Time.

                Section 7.07.  Representations. Whitman, Acquisition and MDJB
(a) will take all reasonable action necessary to render accurate as of the Closing Date their respective representations and warranties contained herein,
(b) will refrain from taking any action which would render any such representation or warranty inaccurate in any material respect as of such time, and (c) will use their good faith efforts to perform or cause to be satisfied each covenant or condition to be performed or satisfied by them.

                Section 7.08. Negotiations with Third Parties. Neither MDJB nor the Shareholders will furnish any information to, or initiate or participate in discussions or negotiations with, third parties relating to, or otherwise cause or seek to cause or permit to occur any merger, sale or other disposition of any substantial part of the assets or stock of MDJB.




                Section 7.09. S-4; Regulatory Matters.

                (a) Whitman, Acquisition and MDJB shall promptly prepare and file with the SEC the Proxy Statement and Whitman and Acquisition shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement shall be included. Each of Whitman and Acquisition shall provide reasonable opportunity for the other to review and comment upon the contents of the Proxy Statement and the Registration Statement and shall not include therein or omit therefrom any information to which counsel to the other shall reasonably object. After the date of the mailing of the Proxy Statement, each of Whitman, Acquisition and MDJB agrees promptly to notify the other of and to correct any information which either of them shall have furnished for inclusion in the Proxy Statement that shall have become false or misleading in any material respect. Each of Whitman, Acquisition and MDJB shall use best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, except that Whitman shall have the right to delay the declaration of effectiveness of the Registration Statement for a period of up to twenty-five business days to permit the disclosure of material information concerning Whitman or its Affiliates. Whitman shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Whitman Common Stock in the Merger.

                (b) Whitman, Acquisition and MDJB shall cooperate and use their respective best efforts (i) to prepare all documentation, to effect all filings and to obtain the requisite regulatory approvals and (ii) to cause the Merger to be consummated as expeditiously as reasonably practicable following MDJB's Stockholders' Meeting.

                Section 7.10. Miscellaneous Agreements and Consents. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as reasonably practicable, including, without limitation, using their respective best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and to cause any of the conditions to the Closing hereunder which are to be satisfied by such party to be satisfied. Whitman shall, and shall cause its Subsidiaries, as it relates to their contracts, agreements, regulations, rules, etc., to use their best efforts to obtain consents of all third parties and Governmental Entities necessary or, in the reasonable opinion of MDJB, desirable for the consummation of the transactions contemplated by this Agreement. MDJB shall, and shall cause its Subsidiaries, as it relates their contracts, agreements, regulations, rules, etc., to use their best efforts to obtain consents of all third parties and Governmental Entities necessary or, in the reasonable opinion of Whitman, desirable for the consummation of the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of Whitman shall be deemed to have been granted authority in the name of MDJB to take all such necessary or desirable action. MDJB, Whitman and MDJB, as the case may be, upon request, shall deliver to the other party hereto such appropriate certifications or opinions by such party's officers or counsel as such other party shall reasonably request under the circumstances.

                Section 7.11. Whitman's Notice of Breach. Whitman shall promptly notify MDJB of (i) any material change in its condition, (ii) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any governmental entity or (iii) institution or threat of material litigation involving Whitman or any Subsidiary with respect to Whitman and its Subsidiaries or (iv) any event or condition that might reasonably expected to cause any of its representations, warranties or covenants set forth herein not to be true and correct in all material respects as of the Effective Time. "Material Litigation" shall have the meaning ascribed in
Section 7.06 hereof with respect to Whitman and its Subsidiaries

                Section 7.12. Affiliates. At least forty days prior to the Closing Date, MDJB shall deliver to Whitman and Acquisition a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of MDJB, "Affiliates" of MDJB for purposes of Rule 145 under the Securities Act. MDJB shall use all reasonable efforts to cause each person named in the letter delivered by it to deliver to Whitman and Acquisition prior to the Closing Date a written "Affiliates" agreement, in customary form, providing that such person shall dispose of the Whitman Common Stock to be received by such person in the Merger only in accordance with applicable law and, in addition, in such agreement, such Affiliate shall represent that they have no present plan or intention to dispose of any such shares of Whitman capital stock.

                Section 7.13 Whitman's Quarterly Reports on Form 10-Q. Commencing upon the date of execution of this Agreement and continuing to the earlier to occur of (i) the Effective Time and (ii) the termination of this Agreement, Whitman shall provide to MDJB a copy of its quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission promptly upon the filing of such reports with the Commission.

                                      ARTICLE VIIA

                    PERFORMANCE BY THE PARTIES SUBSEQUENT TO CLOSING

                Section 7A.1. Covenants of Whitman and Acquisition Pending Expiration of the Condition Subsequent. Whitman and Acquisition covenant and agree with MDJB and its Stockholders that from and after the Closing and until the satisfaction of the condition subsequent described in Section 7A.4 hereof



(the "Condition Subsequent") or the exercise of Whitman's Rescission Right (as provided herein), unless otherwise agreed in writing by a majority in interest of the Stockholders, Whitman and Acquisition (i) shall not mortgage, pledge, assign, sell or otherwise transfer any of the assets of MDJB or Colorado Tech other than in the ordinary course of Whitman's and Acquisition's business, (ii) shall conduct the business, operations, activities and practices of the Institution and Whitman's and Acquisition's business acquired pursuant to the Merger in the usual and ordinary course, consistent with past practices, (iii) shall use its best efforts to preserve the business organization of Colorado Tech intact, continue the present services of MDJB's and Colorado Tech's employees at the Closing (which efforts shall include maintaining in all material respects existing employee benefit plans and 401(k) plans), and preserve the goodwill of the suppliers, students and others with whom MDJB or Colorado Tech has a business relationship, (iv) shall use reasonable efforts to maintain the tangible property of MDJB and Colorado Tech in the same condition as it now exists, ordinary usage, wear and tear excepted, (v) shall not breach any agreements necessary for Colorado Tech's operations including the operations of the Institution, (vii) shall not enter into any contract or commitment the performance of which may extend beyond the expiration of the Condition Subsequent, except those made in the ordinary course of its business, the terms of which are consistent with past practice and reasonable in light of current conditions, (viii) shall not sell, transfer, lease or otherwise dispose of any of the assets of MDJB or Colorado Tech other than sales of inventory in the ordinary course of business and consistent with past practice, (ix) shall not fail to pay prior to delinquency taxes and similar charges that might become a lien or charge upon any of the assets of MDJB or Colorado Tech, or (x) shall not waive or permit the loss of any substantial right.

                Section 7A.2. Financial Condition. Until the satisfaction of the Condition Subsequent or Whitman's exercise of the Rescission Right, Acquisition shall maintain sufficient, unimpaired equity capital as shall be acceptable to the ED and other governmental, quasi-governmental, or accrediting agency authorities including satisfaction of all applicable financial responsibility regulations and standards, so as to provide reasonable assurances that Acquisition shall be financially capable of obtaining Acquisition's Accreditations and Certifications and performing its obligations hereunder.

                Section 7A.3. Administration in Accordance with Accreditations and Certifications. Until the satisfaction of the Condition Subsequent or Whitman's exercise of the Rescission Right, Whitman and Acquisition shall administer and operate the Institution in accordance with all material federal and state laws, statutes, rules and regulations and in accordance with all permits, accreditations, authorizations and agreements issued by or entered into with any federal, state or local government, quasi-governmental or accrediting agency in any way regulating or otherwise relating to the administration and operation of the Institution. Subject to the terms and provisions of this Agreement, Whitman and Acquisition shall work in good faith to obtain any and all approvals from the ED, any state education regulatory authority and any other governmental, quasi-governmental or accrediting agency that may be necessary or appropriate to vest in Acquisition the right and authority to administer and operate the Institution and to certify Acquisition for participation in Title IV Programs in the same manner and to the same extent as Colorado Tech prior to the Merger.


                Section 7A.4. Condition Subsequent to Obligations of Whitman and Acquisition. (a) If within 120 calendar days after the Closing Date (the "ED Certification Period"), the ED has advised Whitman or Acquisition in writing that it does not intend to certify, whether absolutely or provisionally, Acquisition for participation in Title IV Programs, and after diligently pursuing an appeal of such decision for an additional 30 days, Whitman has been unsuccessful in securing the Certification, whether absolutely or provisionally, of Acquisition for participation in the Title IV Programs, Whitman shall (unless the ED Certification Period is extended as provided in subparagraph (c) hereof) rescind the Merger by giving written notice to each of the Stockholders to such
effect (the "Rescission Right").   Within ten (10) days of the date of Whitman's
Rescission Right notice, Whitman shall (i) deliver to the former MDJB Stockholders all of the outstanding capital stock (including the corporate minute book, resolutions, etc.) of Acquisition so that each Stockholder receives such number of shares of Acquisition capital stock as equals his/her percentage interest in MDJB immediately prior to the Merger, (ii) cancel each share of Whitman Common Stock comprising a portion of the Merger Consideration then held in escrow by Whitman or the Exchange Agent, (iii) transfer the aggregate Fractional Share Consideration comprising a portion of the Merger Consideration to a general operating account of Whitman for its benefit, and (iv) deliver the resignations of any officers and directors of Acquisition appointed by Whitman
before or after the Merger.   Upon satisfaction of Whitman's obligations in
connection with its exercise of the Rescission Right, the Merger of Acquisition and MDJB shall be deemed rescinded. After giving effect to the exercise of the Rescission Right, Acquisition will be a corporation having identity of share ownership (both as to individual shareholders and as to ownership percentage) as that of MDJB preceding the Merger. Whitman shall neither be a shareholder of Acquisition following the exercise of the Rescission Right nor will any officer or director of Whitman have a similar position in Acquisition following the rescission. Each of Whitman, Acquisition, MDJB and the Stockholders acknowledge and agree that the sole purpose of the Rescission Right is to revert the parties to the position each occupied prior to the Effective Time of the Merger and treat each party as if the Merger had never been consummated.

                (b) Each of Whitman, Acquisition, MDJB and the Stockholders acknowledge and agree that during the ED Certification Period, Whitman will provide Acquisition with advances up to the amount of the funding that Colorado Tech would have received under Title IV Programs in the absence of Colorado Tech's termination from eligibility for funding under Title IV Programs as a result of the Merger (the "Advances"). In the event the Condition Subsequent is not satisfied, Whitman will continue to provide the Advances (on terms substantially similar to that provided by Whitman during the ED Certification Period) for a period of 120 days following the date of Whitman's notice of exercise of the Rescission Right (the "Post- Rescission Funding Period"). All Advances made by Whitman during the ED Certification Period and the Post-Rescission Funding Period shall be repaid by Acquisition as follows:

                        (i) all accounts receivable of Acquisition or Colorado Tech received by virtue of Title IV Program funding that would have been collected by Colorado Tech in the absence of the change of control resulting from the Merger and that are collected following Whitman's exercise of the Rescission Right, shall upon collection be dedicated and applied in full to the repayment of the Advances; and

                        (ii) the balance of the Advances remaining unpaid following the application of the accounts receivable as provided in subparagraph
(a) above, solely as a result of such accounts receivable being uncollectable by reason of the change of control of Colorado Tech (exclusive of any bad debts for which reserves are provided in its financial statements), shall be converted to a term loan payable by Acquisition to Whitman, which term loan shall (i) have a term of (3) years, (ii) provide for monthly payments of principal in an amount necessary to amortize the loan in equal installments over its term and (iii) bear interest at a fixed rate equal to the prime rate of Citibank, N.A. in effect as of the date of Whitman's Rescission Right notice.

                (c) Whitman and Acquisition may agree in writing to extend the ED Certification Period by an additional period not to exceed 120 days.

                Section 7A.5. Disbursement of Title IV Funds. Each of MDJB and Colorado Tech agrees that they will continue to disburse Title IV funds in accordance with 34 C.F.R. Section 668.26.

                Section 7A.6. Best Efforts to Satisfy Condition Subsequent. Whitman and Acquisition (with the cooperation and assistance of Colorado Tech and its employees) shall diligently pursue Certification, through timely and complete filings of the requisite documents and properly responding to inquiries of the ED. Prior to and after the Closing, Whitman, Acquisition, MDJB and Colorado Tech shall provide to the ED and to all state regulatory agencies and accrediting bodies all information reasonably required or reasonably requested by any of such agencies or bodies, and each of Whitman, Acquisition, MDJB and Colorado Tech shall use their best efforts to satisfy promptly all requirements and demands of the ED or of any such agency or body requisite to obtaining Certification , whether absolute or provisional, within the time period specified in Section 7A.4 hereof.







                                      ARTICLE VIII

                        CONDITIONS TO OBLIGATIONS OF THE PARTIES

                Section 8.01    Conditions to Each Party's Obligation to Effect
the Merger.   The respective obligations of each of Whitman, Acquisition and
MDJB to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

                (a) The stockholders of MDJB shall have approved all matters relating to the Merger required to be approved by such stockholders by the vote required under the CBCA at the MDJB Stockholders' Meeting.

                (b) The stockholders of Whitman shall have approved all matters relating to the Merger required to be approved by such stockholders by the vote required under the New Jersey Business Corporation Act at the Whitman Shareholders' Meeting.

                (c) The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

                (d) Neither Whitman, Acquisition nor MDJB shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger and no proceeding shall have been initiated by any Governmental Entity and be continuing seeking such an injunction. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation thereof illegal.

                (e) Whitman and Acquisition shall have received all state securities and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated hereby.

                (f) The shares of Whitman Common Stock which shall be issued to the holders of the Common Stock of MDJB upon consummation of the Merger shall have been authorized for trading on the American Stock Exchange subject to official notice of issuance.

                Section 8.02. Best Efforts to Satisfy Conditions. Acquisition shall diligently pursue certification, through timely and complete filing of the requisite documents and in promptly responding to inquires. Prior to the Closing, MDJB and Acquisition shall provide to the ED and to all state regulatory agencies and accrediting bodies all information required or reasonably requested by any of them, and Acquisition and MDJB shall use their best efforts to satisfy promptly all requirements and demands of the ED or any such agency or body requisite to obtaining certification or provisional certification as soon as practicable.


                                       ARTICLE IX

                 CONDITIONS TO WHITMAN'S AND ACQUISITION'S OBLIGATIONS

                All obligations of Whitman and Acquisition under this Agreement are subject to the fulfillment and satisfaction, prior to or at the time at which the Closing Date is scheduled to occur, of each of the following conditions, any one or more of which may be waived by Acquisition in writing.

                Section 9.01. Representations and Warranties True at the Closing Date. At the Closing Date, the representations and warranties of MDJB and Colorado Tech contained in this Agreement will be true and correct in all material respects at and as of such time, except to the extent affected by the transactions contemplated hereby and by the operations of MDJB and Colorado Tech as permitted by the provisions of Section 9.02 from the date hereof to the Closing Date, and at the Closing Date each of MDJB and Colorado Tech has delivered to Acquisition a certificate to such effect signed by the President and the Chief Financial Officer.

                Section 9.02. MDJB's Performance. Each of the obligations of MDJB and Colorado Tech to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects at the Closing Date, and at the Closing Date each of MDJB and Colorado Tech shall have delivered to Acquisition a certificate to such effect signed by the President and the Chief Financial Officer.

                Section 9.03. Authority. All action required to be taken by, or on the part of, MDJB and Colorado Tech to authorize the execution, delivery and performance of this Agreement by MDJB and Colorado Tech and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and stockholders of each such entity. This Agreement and the Merger shall have been approved and adopted by a majority of the shares of the MDJB Common Stock entitled to vote of the MDJB Shareholders' Meeting in accordance with the CGCL.

                Section 9.04. Opinion of MDJB's Counsel. Acquisition shall have been furnished an opinion or opinions of Norman A. Palermo, Esq., counsel to MDJB and Colorado Tech, dated the date of the Closing Date, in form substantially as set forth on Schedule 9.04 hereto.

                Section 9.05. No Material Adverse Change. There shall have been, between the date hereof and the Closing Date, (i) no material adverse change in the condition, financial or otherwise, of MDJB or Colorado Tech, (ii) no resignations or terminations of, or indications of an intention or plan to resign, employment by a large number of employees such that the continued operations of MDJB's or Colorado Tech's business would be materially and adversely affected, and (iii) no terminations of, or indications of an intention or plan to terminate, the use to a material extent of the services of MDJB or Colorado Tech; and at the Closing Date each MDJB and Colorado Tech shall have delivered to Acquisition a certificate to such effect signed by its President and the Chief Financial Officer.

                Section 9.06. Assignment of Contracts. MDJB shall have received consents under all Contracts, agreements, commitments, understandings and instruments to which MDJB or Colorado Tech is a party or by which either or both is bound which require the consent of any other party or person to the assignment thereof either by the terms thereof or as a matter of law for their assumption or performance by Acquisition.

                Section 9.07 Certificates. MDJB and Colorado Tech shall have furnished Acquisition with such certificates of the officers to evidence compliance with the conditions set forth in this Article IX as may be reasonably requested by Acquisition, which shall include, but not be limited to:

                (a) A certificate executed by the Secretary or an Assistant Secretary of MDJB and Colorado Tech certifying as of the Closing Date (a) a true and complete copy of the Articles of Incorporation of each entity; (b) a true and complete copy of the bylaws of each entity; (c) a true and complete copy of the resolutions of the board of directors of each entity authorizing the execution, delivery and performance of this Agreement by each entity and the consummation of the transactions contemplated hereby; (d) incumbency matters; and (e) approval and adoption of this Agreement and Plan of Merger by the consent of the requisite number of stockholders of MDJB and Colorado Tech;

                (b) A certificate executed by the President and the Chief Financial Officer of each of MDJB and Colorado Tech certifying that, as of the Closing Date, the conditions set forth in Article IX with respect to MDJB and Colorado Tech have been satisfied;

                (c) A copy of the articles of incorporation of MDJB and Colorado Tech and all amendments thereto, certified as of a recent date by the Secretary of State of their respective state of incorporation;

                (d) A certificate of the appropriate Secretary of State certifying the good standing of each of MDJB and Colorado Tech in its state of incorporation and all states where each is qualified to do business;

                (e) Evidence reasonably satisfactory to Acquisition that after the Closing Date, Acquisition may lawfully occupy the Premises and the Facilities;

                (f) Any and all forms, certificates and/or other instruments required to pay the transfer and recording taxes and charges arising from the transactions contemplated by this Agreement, together with evidence reasonably satisfactory to Acquisition that such transfer taxes and charges have been paid or provided for; and

                (g) A certificate executed by each of MDJB and Colorado Tech certifying as of the Closing Date that the certificates delivered to Acquisition pursuant to this Section 9.07 are true and correct in all material respects.

                Section 9.08. Employment. David O'Donnell shall have entered into an employment agreement with Acquisition or an affiliate on or before the Closing Date in substantially the form of Exhibit A hereto.

                Section 9.09.  Audited Financial Statements.   Acquisition shall
have received audited financial statements with respect to MDJB as of and for the year ended December 31, 1994, and reviewed financial statements for the period ending with the most recently completed calendar month preceding the Closing Date.

                Section 9.10 Acquisition's Review. There shall not have come to the attention of Acquisition, as a result of its review described in Section
7.01 hereof or otherwise, any material information, (i) not previously disclosed to Acquisition despite inquiry of MDJB by Acquisition; or (ii) indicating the occurrence of an event since the date of the execution of this Agreement that is likely to have a Material Adverse Effect.

                Section 9.11.  Assignment and Assumption of Leases.   MDJB shall
have delivered Assignment, Assumption and Consent agreements with respect to each Facility, duly executed by each landlord providing for terms and conditions no less favorable than those contained in the existing leases.

                Section 9.12. MDJB's Equity. MDJB shall demonstrate, represent and warrant that MDJB's stockholders equity as of December 31, 1994 and June 30, 1995 is $924,492.00 and $994,692, respectively, and that there has been no material decrease in such net equity between June 30, 1995 and the Closing Date.

                Section 9.13. Acid Test and Tangible Net Equity. At the Closing, MDJB shall demonstrate, represent and warrant that (i) MDJB meets or exceeds, or is not required to maintain, an acid test of 1 to 1 as required by and determined in accordance with 34 C.F.R., 668.15 and (ii) MDJB has a positive Tangible Net Equity as required by and determined in accordance with 34 C.F.R. 668.15.

                Section 9.14. Dissenter' Rights of Appraisal. Holders of MDJB Common Stock shall not have exercised appraisal rights under the CBCA in respect of more than 3% of shares of MDJB Common Stock outstanding prior to the Closing Date.

                Section 9.15. Pooling Accounting Treatment. Whitman will receive a letter from Ernst & Young LLP, its independent auditors, regarding that firm's concurrence with Whitman management's conclusions as to the appropriateness of pooling of interest accounting for the merger under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this agreement.

                Section 9.16. Tax Representation Letter. Each of the Shareholders owning ten percent (10%) or more of the MDJB Common Stock shall have executed and delivered to Whitman the Tax Representation Letter in the form attached hereto as Exhibit B.

                Section 9.17. Affiliates Agreement. Each officer, director and shareholder owning beneficially 10% or more of the MDJB Common Stock (after giving effect to the issuance of shares underlying stock options, warrants or other securities or agreements that are convertible into MDJB Common Stock within 60 days of the Closing Date) shall have executed and delivered to Whitman the Affiliate Letter Agreement in the form attached hereto as Exhibit C.


                                       ARTICLE X

                                  CONDITIONS TO MDJB'S
                                      OBLIGATIONS

                All obligations of MDJB under this Agreement are subject to the fulfillment and satisfaction, prior to or at the time at which the Closing Date is scheduled to occur, of each of the following conditions, any one or more of which may be waived in writing by MDJB.

                Section 10.01. Representations and Warranties True at the Closing Date. At the Closing Date, the representations and warranties of Whitman and Acquisition contained in this Agreement will be true and correct in all material respects at and as of such time, except to the extent affected by the transactions contemplated hereby, and at the Closing Date, each of Whitman and Acquisition shall have delivered to MDJB a certificate to such effect signed by the President and the Chief Financial Officer of Acquisition.

                Section 10.02. Acquisition's Performance. Each of the obligations of Whitman and Acquisition to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects at the Closing Date, and at the Closing Date Acquisition shall have delivered to MDJB a certificate to such effect signed by its President and the Chief Financial Officer.

                Section 10.03. Authority. All action required to be taken by, or on the part of Whitman and Acquisition to authorize the execution, delivery and performance of this Agreement by Whitman and Acquisition and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and stockholders of each such entity. This Agreement and the Merger shall have been approved and adopted by a majority of the shares of Whitman Common Stock entitled to vote at the Whitman Shareholders' Meeting in accordance with the New Jersey Business Corporation Act.

                Section 10.04. Opinion of Counsel of Acquisition. MDJB shall have been furnished an opinion of Robinson, St. John & Wayne, counsel to Acquisition and Whitman, dated the Closing Date, in form substantially as set forth in Schedule 10.04 hereto.

                Section 10.05. No Material Adverse Change. There shall have been, between the date hereof and the Closing Date no material adverse change in the condition, financial or otherwise, of Acquisition, and at the Closing Date Acquisition and Whitman shall have delivered to MDJB a certificate to such effect signed by the President and the Chief Financial Officer of Acquisition.

                Section 10.06. Employment. David O'Donnell shall have been offered an employment agreement with Acquisition or an affiliate on or before the Closing Date in substantially the form of Exhibit A hereto.

                Section 10.07. Certificates. Acquisition and Whitman shall have furnished to MDJB with such certificates of the officers of Acquisition and Whitman and others to evidence compliance with the conditions set forth in this
Article X as may be reasonably requested by MDJB, which shall include, but not be limited to:

                (a) A certificate executed by the Secretary or an Assistant Secretary of Acquisition and Whitman certifying as of the Closing Date (a) a true and complete copy of the resolutions of the board or directors of Acquisition and Whitman authorizing the execution, delivery and performance of this Agreement by Acquisition and Whitman and the consummation of the transactions contemplated hereby; (b) incumbency matters; and (c) if applicable, approval and adoption of this Agreement and Acquisition by the stockholders of Acquisition;

                (b) A certificate executed by the President and the Chief Financial Officer of Acquisition and Whitman certifying that, as of the Closing Date, the conditions set forth in Article X with respect to Acquisition have been satisfied;

                (c) Any and all forms, certificates and/or other instruments required to pay the transfer and recording taxes and charges arising from the transactions contemplated by this Agreement, together with evidence reasonably satisfactory to MDJB that such transfer taxes and charges have been paid; and

                (d) A certificate executed by Acquisition and Whitman certifying as of the Closing Date that the certificates delivered to MDJB pursuant to this
Section 10.07 are true and correct in all material respects.

                Section 10.08. MDJB's Review. There shall not have come to the attention of MDJB, any material information (i) not previously disclosed to MDJB despite the inquiry of Acquisition or Whitman by MDJB; or (ii) indicating the occurrence of events since the date of execution of this Agreement that is likely to have a Material Adverse Effect.


                                       ARTICLE XI

                                      TERMINATION


                Section 11.01. Termination. Notwithstanding anything herein or elsewhere to the contrary, this Agreement may be terminated and the Merger abandoned:

                        (a) by the Board of Directors of MDJB or Acquisition if the Closing Date shall not have taken place on or prior to January 31, 1996;

                        (b) by the Board of Directors of Acquisition at any time prior to the Closing Date if:

                (i) a material condition to Acquisition's performance under this Agreement or a covenant of MDJB or Colorado Tech contained herein shall not be fulfilled on or before the Closing Date or on such other date specified for the fulfillment of such covenant or condition; or

                (ii) a material default or breach of this Agreement shall be made by MDJB or Colorado Tech; or

                (iii) since December 31, 1994, there shall be a material adverse change in the results of operations of MDJB or Colorado Tech or any adverse change in the business, income before income taxes (as compared with the same period in the preceding year), Prospects, manner of conducting the business, financial condition or any asset of MDJB or Colorado Tech, which change is material; or

                (iv) the Board of Directors of Acquisition shall have determined in its reasonable opinion that the transactions contemplated by this Agreement have become inadvisable or impracticable by reason of the institution or threat by state, local or federal governmental authorities or by any other person of:
(A) litigation or proceedings to restrain or prohibit the consummation of the transactions contemplated by this Agreement or which seeks substantial damages in connection with this Agreement or the transactions contemplated hereby; or
(B) other litigation or proceedings the outcome of which in the reasonable opinion of Acquisition would have a material adverse effect on the business,



results of operations, prospects, manner of conducting the business, financial condition or any material asset of MDJB, Colorado Tech or Acquisition; or

                (v) the Board of Directors of Acquisition shall have determined in its reasonable opinion that the results of the due diligence investigation of MDJB is unsatisfactory.

                        (c) by the Board of Directors of MDJB at any time prior to the Closing Date if:

                (i) a material condition to MDJB's performance under this Agreement shall not be fulfilled on or before the Closing Date or on such other date specified for the fulfillment of such condition; or

                (ii) a material default or breach of this Agreement shall be made by Whitman or Acquisition; or

                (iii) since March 31, 1995 there shall be a material adverse change in the results of operations of Acquisition or Whitman, or any material adverse change in the business, results of operations (as compared with the same period in the preceding year), prospects, manner of conducting the business, financial condition or any asset of Acquisition or Whitman, except as disclosed to MDJB in writing on or prior to the date hereof.

                Section 11.02.  Additional Right of Acquisition to Terminate.
As soon as practicable after execution of this Agreement, Acquisition and/or Acquisition's representative and MDJB and/or MDJB's representative shall together meet with officials from ED's Institutional Participation Division ("IPD") to inform IPD of this Agreement and determine whether IPD reasonably anticipates that Acquisition will be able to obtain Certification for the Colorado Tech subsequent to the proposed Merger. If, on the basis of the above-described meeting, Acquisition reasonably believes that IPD will not certify the Institutions at any time or in a timely manner, then notwithstanding any other provision of this Agreement to the contrary, Acquisition may elect to terminate this Agreement by notice to MDJB given not less than five (5) business days prior to the Closing Date, including in such notice the basis for the belief upon which the election is taken. Acquisition may withdraw its election if, subsequent to the giving of notice, it is satisfied that the basis cited in the notice has been satisfactorily resolved, the determination of Acquisition to be dispositive.



                                      ARTICLE XII

                                    INDEMNIFICATION

                Section 12.01. Indemnification of Acquisition and Whitman. (a) The Shareholders shall, on a several basis, indemnify and hold Acquisition and Whitman harmless in respect of each and all of the following, provided that a claim in writing is made against Acquisition or Whitman within the survival periods specified hereinabove:

                (i) Any and all damage or deficiency resulting from any misrepresentation, breach of warranty, non-fulfillment of any agreement or obligation on the part of MDJB or Colorado Tech contained in this Agreement (or any exhibits or schedules hereto) and from any misrepresentation in or omission from any certificate, exhibit, schedule, instrument or other information furnished to Acquisition or Whitman by MDJB, Colorado Tech or by any of their respective officers; and

                (ii) All demands, assessments, judgments, costs and legal and other expenses, including, without limitation, reasonable attorneys' fees, arising from or in connection with any action, suit, proceeding or settlement or claim incident to the foregoing Section 12.01(a) or involving a third-party action against Whitman or Acquisition.

                (b) The Shareholders shall have no liability with respect to the inaccuracy or breach of representations and warranties of MDJB or Colorado Tech or for any other liability provided in this Section 12.01 unless (i) written notice of any claim, loss, damage or cost is given within the survived period specified in Section 5.39 hereof, and (ii) all such aggregate losses, costs, damages and expenses actually paid or suffered by Acquisition or Whitman by reason of subparagraph (a) (i) and/or (ii) above, exceed Twenty Five Thousand and 00/100 ($25,000) (the "Deductible"), in which case the Shareholders will be liable for such aggregate losses, costs, damages and expenses to the extent they exceed the Deductable and not to exceed the Escrow Portion.

                (c) Any claim for indemnification under this Section 12.01 in excess of the Deductible shall be satisfied from the Escrow Portion allocated to each Shareholder, on a pro rata basis, based upon the Closing Date Fair Market Value of Whitman Common Stock. For purposes of this Section 12.01, "Closing Date Fair Market Value" shall mean the closing sales price of Whitman's Common Stock as reported by the American Stock Exchange on the trading day immediately prior to the Closing Date as accurately reported in The Wall Street Journal (or if The Wall Street Journal no longer reports such price, any newspaper, trade journal or stock reporting service selected by Whitman). No Shareholder shall have any liability for indemnification under this Section
12.01 for claims which in the aggregate exceed the Closing Date Fair Market Value of the Escrow Portion allocated to such Shareholder as shown on Schedule
3.2. If as of the Escrow Release Date (as defined in Section 12.06 hereof) the aggregate claims for indemnification under this Section 12.01 (and Whitman's exercise of the set-off rights provided hereunder) are less than the Closing Date Fair Market Value of the Escrow Portion for each such claim, the remaining Escrow Portion shall be released to the Shareholders, on a pro rata basis, with cash payments made to any Shareholder that would otherwise be entitled to a fractional share from the Escrow Portion then remaining (based on the Closing Date Fair Market Value.

                The provisions of this Section 12.01 (c) may be illustrated by the following example:
                 If the aggregate claims subject to indemnification prior to the Escrow Release Date total $250,000 (after giving effect to the $25,000 Deductible) and the Closing Date Fair Market Value of the Whitman Stock is $2.00 per share, the entire Escrow Portion would be subject to set-off by Whitman hereunder and the Shareholders would have no further liability for indemnification under this Section 12.01. If, however, the Closing Date Fair Market Value of the Whitman Common Stock is $10.00 per share, only 25,000 shares of the Escrow Portion would be subject to set-off by Whitman. Assuming no other claims for indemnification were made by Whitman or Acquisition prior to the Escrow Release Date, the remaining 62,500 shares comprising the Escrow Portion would be distributed on the Escrow Release Date by Whitman to the Shareholders on a pro rata basis.

                (d) Whitman shall have the right to set-off against the Escrow Portion the amount of any loss, cost, damage or expense actually paid, suffered or incurred by Acquisition or Whitman by reason of Section 12.01(a)(i) and/or (ii). Whitman's right of set-off with respect to non-third party claims may be exercised upon the relevant determination date. Whitman shall provide the Shareholders with written notice of a set-off for any indemnity loss under this Section 12.01 shall be limited to the Escrow Portion. Whitman's exercise of its set-off rights with respect to third-party claims shall be deemed to have occurred upon the final resolution of such third-party claim in accordance with
Section 12.03 hereof. Whitman, Acquisition, MDJB and the Shareholders hereby acknowledge and agree that Whitman's and Acquisition's sole remedy for indemnity under this Section 12.01 shall be limited to the Escrow Portion. If Whitman is determined by a court of competent jurisdiction to have wrongfully set-off claims against the Escrow Portion, Whitman's liability to the Shareholders shall be limited to the number of shares wrongfully set off from the Escrow Portion.

                Section 12.02. Indemnification of MDJB and Shareholders. (a) Acquisition and Whitman shall indemnify and hold MDJB harmless in respect of each and all of the following, provided that a claim in writing is made against MDJB within the survival periods specified hereinabove:

                (i) Any and all damage or deficiency resulting from any misrepresentation, breach of warranty, non-fulfillment of any agreement or obligation on the part of Acquisition or Whitman contained in this Agreement (or any exhibits or schedules hereto) and from any misrepresentation in or omission from any certificate, exhibit, schedule, instrument or other information furnished to MDJB in connection with this Agreement by Acquisition, Whitman or any of their respective officers.

                (ii) All demands, assessments, judgments, costs and legal and other expenses, including, without limitation, reasonable attorneys' fees, arising from or in connection with any action, suit, proceeding or settlement of claim incident to the foregoing Section 12.02(a) or involving a third-party action against MDJB.

                (b) Neither Whitman nor Acquisition shall have any liability with respect to the inaccuracy or breach of representations and warranties of Acquisition or Whitman or for such other liability provided in this Section
12.02 unless (i) written notice of any claim, loss, damage or cost is given within the survival period specified in Section 6.13 hereof, and (ii) all such aggregate losses, costs, damages and expenses actually paid and suffered by MDJB by reason of subparagraphs (a) (i) and (ii) above, exceed Twenty Five Thousand Dollars ($25,000) (the "Deductible"), in which case the Whitman will be liable for such aggregate losses, costs, damages and expenses to the extent they exceed the Deductible. The sole remedy for a post-closing claim shall be for losses, costs, damages and expenses actually paid or suffered by MDJB. No claim may be made for rescission of the purchase and sale or for punitive, special, consequential or indirect damages.

                Section 12.03.  Notices, Participation, and Settlement.
Promptly after receipt by any party hereto of notice of a claim or commencement of any action (legal or administrative) which, if successful, might require another party hereto to indemnify such other party, the indemnified party will give written notice thereof to the indemnifying party of such claim or the commencement of such action, provided that the failure of any indemnified party to give such written notice shall not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnified party is actually prejudiced by such failure. If a claim is so noticed, the indemnifying party shall be entitled to participate in the resolution of such claim, and if such action is brought against any indemnified party, the indemnifying party shall be entitled to participate and assume defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to the indemnified party of its election to so assume defense thereof, the indemnifying party shall have no obligation for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof. No indemnifying party shall make any settlement of any claims without the written consent of the indemnified party, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against the indemnified party or its assets, employees or business. With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the indemnifying party upon the earlier to occur of; (i) the entry of a judgment against the indemnified party and the expiration of any applicable appeal period, of if earlier, five days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the indemnified party; or (iii) a settlement of the claim. Notwithstanding the foregoing, expenses by counsel to the indemnified party shall be reimbursed on a current basis by indemnifying party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by indemnifying party upon demand by the indemnified party. Any claim for indemnity shall be reduced by the amount of any insurance proceeds received. In no event shall a Shareholder be required to advance any funds as all claims for indemnity are to be satisfied from the Escrow Portion and no Shareholder shall have any liability beyond his or her allocable share of the Escrow Portion (except as otherwise provided in Section 12.01(e)).

                Section 12.04. Indemnification for Brokers. Acquisition and the Shareholders shall each indemnify and hold harmless the other against any losses, claims, expenses (including court costs and attorneys' fees), costs or liabilities to which the indemnified party may become subject relating to any brokerage or finders' fees or agents' or banker's commissions or other similar charges incurred by the indemnifying party in connection with this Agreement or any transaction contemplated hereby.

                Section 12.05. Title IV Liabilities. Upon Acquisition receiving certification from the ED authorizing Colorado Tech College to participate in Title IV Programs, and for a period of two (2) years thereafter, the Shareholders shall be severally liable with Acquisition for Title IV liabilities arising prior to the Closing date and any Shareholder liabilities will be satisfied from the Escrow Portion.

                In the case that the Department of Education, Guaranty Agency or other agency indicates that it will conduct a review for a period prior to the Closing Date, the Shareholders shall have the option of being present at the Colorado Tech College facilities under review, and the Shareholders shall have the right to be present during and participate in any discussions or interviews with the reviewers.

                Section 12.06. Release of Escrow Portion. Whitman shall release to each Shareholder his or her allocable share of the Escrow Portion, if any, after giving effect to the exercise of the set-off rights granted to Whitman in accordance with Section 12.01, upon the later to occur of (i) the satisfaction of the Condition Subsequent and (ii) the issuance of the first independent audit report (following the completion of the Merger) on the combined results of Acquisition and MDJB (the "Escrow Release Date"); provided, however, that notwithstanding the foregoing, in no event shall the Escrow Portion be released following the exercise of Whitman's Rescission Right (as defined and provided in Section 7A.4 hereof).

                Section 12.07. Acquisition's Insurance Requirements. For a period of three (3) years following the Effective Time, Acquisition shall maintain liability insurance coverage known as "Tail Coverage" covering the prior acts and omissions of the officers and directors of MDJB and Colorado Tech preceding the Effective Time. In addition, Acquisition shall maintain Director and Officer Liability Insurance for each of its officers and directors for a period of at least three (3) years following the Effective Time.

                                      ARTICLE XIII

                                     MISCELLANEOUS

                Section 13.01. Successors, Assigns and Third Parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that, none of the parties hereto may make any assignment of this Agreement or any interest herein without the prior written consent of the other parties hereto. Notwithstanding the foregoing, Whitman and Acquisition may assign their rights, but not their obligations under this Agreement to a wholly-owned subsidiary of Whitman or Acquisition without the consent of MDJB or Colorado Tech. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

                Section 13.02. Governing Law. This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the internal substantive laws of the State of New Jersey, disregarding principles of conflict of laws and the like.

                Section 13.03. Severability. Each section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect; provided, however that if such unlawful clause is so material to the party for whose benefit the clause was originally included so that such party would not have entered into this Agreement without such unlawful clause, the severability of such clause shall be arbitrated pursuant to Section 13.09 hereof.

                Section 13.04. Certain Words. Words such as "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Section or subsection of this Agreement.

                Section 13.05. Notices. Except as otherwise expressly provided herein, any notice, consent, or other communication required or permitted to be given hereunder shall be in writing, delivered by certified mail or a national overnight delivery services and shall be deemed to have been given when received, and shall be addressed as follows:





(a)     If to Acquisition or Whitman:           Whitman Medical Corp.
                                                485E U.S. Highway 1 South
                                                Suite 100
                                                Iselin, New Jersey 08830
                                                Attn: Mr. Randy S. Proto
                                                Telephone:  (908) 636-3640
                                                Fax:             (908) 636-3667
        with a copy to:                         William P. Oberdorf, Esq.
                                                Robinson, St. John & Wayne
                                                Two Penn Plaza East
                                                Newark, New Jersey 07105
                                                Telephone:  (201) 491-3300
                                                Fax:             (201) 491-3333

(b)     If to MDJB or Colorado Tech:            MDJB, Inc.
                                                c/o Colorado Technical
                                                University
                                                4435 N. Chestnut Street
                                                Colorado Springs, Colorado
                                                80907-3876
                                                Telephone:  (719) 598-0200
                                                Fax:             (719) 598-3740

        with a copy to:                         Norman A. Palermo, Esq.
                                                102 East Pikes Peak Avenue
                                                Colorado Springs, CO. 80903
                                                Telephone:  (719) 471-7700
                                                Fax:             (719) 471-7704

(c)     If to the Shareholders:                 David O'Donnell, as
                                                Agent for the Shareholders
                                                Colorado Technical University
                                                4435 N. Chestnut Street
                                                Colorado Springs, Colorado
                                                80907-3876
                                                Telephone:  (719) 598-0200
                                                Fax:             (719) 598-3740


        with a copy to:                         Norman A. Palermo, Esq.
                                                102 East Pikes Peak Avenue
                                                Colorado Springs, Colorado 80903
                                                Telephone:  (719) 471-7700
                                                Fax:             (719) 471-7704

or at such other address or addresses as the party addressed may from time to time designate in writing. Any communication dispatched by telegram or telex shall be confirmed by letter.

        Section 13.06. Expenses. All legal and other costs and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses. Without limiting the generality of the foregoing, any and all fees and expenses of any attorneys, accountants or investment bankers of the parties hereto incurred in connection with this Agreement or the transactions contemplated hereby shall be borne by the party incurring such expense and shall not be assumed by any other party; provided, however, that in no event shall the legal, accounting and other fees and expenses incurred by or on behalf of MDJB and/or Colorado Tech exceed an aggregate of $75,000 without the prior written consent of Whitman.

        Section 13.07. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

        Section 13.08. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute the same agreement.

        Section 13.09. Arbitration. Any controversy or claim arising out of or relating solely to Section 13.03 shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, by a tribunal sitting in Newark, New Jersey if such claim is made by MDJB, or in Colorado Springs, Colorado if such claim is made by Whitman or Acquisition, and judgment on the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

        IN WITNESS WHEREOF, the parties hereto have caused their signatures to be affixed to this as of the date first above written.





ATTEST:                 WHITMAN MEDICAL CORP.


By: /s/ Gary A. Camp                            By: /s/ Randy S. Proto
Name: Gary A. Camp                              Name: Randy S. Proto
Title: V.P. Marketing                                   Title:   President




ATTEST:                 WHITMAN MEDICAL ACQUISITION CORPORATION



By: /s/ Bill Lichtenstein                       By: /s/ Randy S. Proto
Name: Bill Lichtenstein                         Name: Randy S. Proto
Title: President of Ultrasound                  Title:   President



ATTEST:                 MDJB, INC.


By:/s/William E. Ayen                           By:/s/ David D. O'Donnell
Name:William E. Ayen                            Name:David D. O'Donnell
Title:Secretary                                         Title: Chairman &
President





ATTEST:                 COLORADO TECHNICAL UNIVERSITY, INC.


By:/s/ William E. Ayen                          By:/s/ David D. O'Donnell
Name:William E. Ayen                            Name:David O'Donnell
Title: Secretary                                        Title: Chairman








        Omitted Schedules to Agreement and Plan of Merger


Schedule No.    Description

3.2                     Stockholder List & Conversion Calculations
5.01                    Organization and Capitalization
5.02                    Power and Authority
5.03                    Certificate of Incorporation and By-Laws of M.D.J.B.
5.06                    No Violation To Result
5.07                    No Existing Defaults
5.08                    Financial Statements
5.09                    No Adverse Changes
5.10                    Employee Plans & Agreements
5.12                    Taxes
5.16                    Title To Assets
5.19                    Intellectual Property
5.20                    Real Property
5.24                    Vehicles
5.26                    Contracts
5.27                    Assets Sufficient
5.28                    Litigation
5.29                    Compliance With Laws
5.30                    Compliance with Title IV Programs
5.31                    Institutional Approval and Accreditation
5.32                    Environmental Matters
5.33                    Insurance
5.34                    Licenses, Permits and Approvals
5.35                    Employee Compensation Agreements
6.05                    No Adverse Changes
6.09                    Litigation
7.02                    Interim Covenants




        Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.